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                                                             Exhibit 99.B(I)(10)

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                           CORE COINSURANCE AGREEMENT

                                 BY AND BETWEEN

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                      AND

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                                     DATED

                               DECEMBER 30, 2005


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                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                          1
   1.01   DEFINITIONS                                                          1
ARTICLE II BUSINESS REINSURED                                                  2
   2.01   GENERAL                                                              2
   2.02   LIABILITY                                                            2
   2.03   DEFENSES                                                             2
   2.04   DECLARATION OF NON-GUARANTEED ELEMENTS                               2
   2.05   CONTRACT CHANGES                                                     3
   2.06   REPLACEMENT                                                          3
ARTICLE III TERRITORY; TERM                                                    3
   3.01   TERRITORY                                                            3
   3.02   TERM                                                                 3
ARTICLE IV EFFECTIVENESS; LICENSES                                             4
   4.01   EFFECTIVENESS                                                        4
   4.02   LICENSES                                                             4
ARTICLE V REINSURANCE CREDIT; RESERVES                                         4
   5.01   ESTABLISHMENT OF GENERAL ACCOUNT STATUTORY RESERVES                  4
   5.02   ESTABLISHMENT OF SEPARATE ACCOUNT RESERVES                           7
   5.03   RESERVE REPORTS                                                      7
   5.04   REPORTS                                                              7
   5.05   UNREGISTERED SEPARATE ACCOUNTS                                       7
ARTICLE VI ACCOUNTING AND SETTLEMENT                                           8
   6.01   NET DAILY ADJUSTMENT                                                 8
   6.02   BENEFIT PAYMENTS                                                     9
   6.03   CASH SETTLEMENT AND ACCOUNTING                                       9
   6.04   MONTHLY REPORT                                                      10
ARTICLE VII ADMINISTRATION; RECORDS; NOTICES                                  11
   7.01   ADMINISTRATION                                                      11
ARTICLE VIII CEDING COMMISSION; TRANSFER OF ASSETS; POST-EFFECTIVE
DATE ACCOUNTING                                                               11
   8.01   CEDING COMMISSION                                                   11
   8.02   TRANSFER                                                            11
   8.03   ONGOING PAYMENTS                                                    13
   8.04   ASSIGNMENT                                                          13
   8.05   SEPARATE ACCOUNT CONTRA-LIABILITY                                   14
   8.06   POST-EFFECTIVE DATE ACCOUNTING                                      14
   8.07   DISPUTES REGARDING FINAL STATEMENT AND POST-EFFECTIVE
          DATE ACCOUNTING                                                     15
ARTICLE IX [INTENTIONALLY OMITTED]                                            16
ARTICLE X NOVATION                                                            16
   10.01  NOVATION                                                            16
ARTICLE XI RIGHT OF INSPECTION                                                17
   11.01  RIGHT OF INSPECTION                                                 17
ARTICLE XII INDEMNIFICATION                                                   17
   12.01  INDEMNIFICATION                                                     17

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
ARTICLE XIII INSOLVENCY                                                       18
   13.01  INSOLVENCY                                                          18
ARTICLE XIV NO THIRD PARTY RIGHTS                                             18
   14.01  NO THIRD PARTY RIGHTS                                               18
ARTICLE XV DUTY OF COOPERATION                                                18
   15.01  DUTY OF COOPERATION                                                 18
ARTICLE XVI ARBITRATION                                                       19
   16.01  DISPUTE RESOLUTION                                                  19
ARTICLE XVII GENERAL PROVISIONS                                               20
   17.01  DAC TAX ELECTION                                                    20
   17.02  NOTICES                                                             20
   17.03  ENTIRE AGREEMENT                                                    22
   17.04  EXPENSES                                                            22
   17.05  COUNTERPARTS                                                        22
   17.06  NO THIRD PARTY BENEFICIARY                                          22
   17.07  WAIVERS AND AMENDMENTS; PRESERVATION OF REMEDIES                    22
   17.08  BINDING EFFECT; NO ASSIGNMENT                                       22
   17.09  SEVERABILITY                                                        22
   17.10  GOVERNING LAW                                                       23
   17.11  HEADINGS, ETC                                                       23
   17.12  JURISDICTION                                                        23
   17.13  OFFSET                                                              23
   17.14  COMPLIANCE WITH LAWS                                                23
   17.15  ERRORS AND OVERSIGHTS                                               23
   17.16  WAIVER OF JURY TRIAL                                                24

                                       ii

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                                   SCHEDULES

Schedule 1.01(a)      Insurance Contracts
Schedule 1.01(b)      Separate Accounts
Schedule 4.01         Required Regulatory Approvals
Schedule 10.01(a)     Required Third Party Reinsurance Consents

                                       iii
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                                    EXHIBITS

Exhibit A             Definitions
Exhibit B             Form of Trust Agreement
Exhibit C             Tax Election

                                       iv

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                           CORE COINSURANCE AGREEMENT

                THIS CORE COINSURANCE AGREEMENT (this "AGREEMENT"), dated as of December 30, 2005 (the "CORE COINSURANCE CLOSING DATE"), is made by and between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, a Massachusetts stock insurance company ("FAFLIC"), and ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY, a Massachusetts stock insurance company (the "REINSURER").

                                   RECITALS:

                WHEREAS, The Goldman Sachs Group, Inc., a Delaware corporation, and The Hanover Insurance Group, Inc. (formerly known as Allmerica Financial Corporation), a Delaware corporation and the ultimate parent of FAFLIC (the "SELLER"), and prior to the Effective Date the Reinsurer, have entered into that certain Stock Purchase Agreement, dated as of August 22, 2005 (the "SPA"), which agreement calls for, among other things, the transfer of the Core Business in FAFLIC from FAFLIC to the Reinsurer and the acquisition of all of the shares of stock of the Reinsurer by The Goldman Sachs Group, Inc.;

                WHEREAS, subject to satisfaction of the conditions set forth in
Section 4.01, and upon the terms and conditions set forth herein, FAFLIC desires to cede or retrocede, on a coinsurance or modified coinsurance basis (as specified herein), to the Reinsurer all of FAFLIC's specified rights, liabilities, and obligations in respect of the Contracts;

                WHEREAS, subject to satisfaction of the conditions set forth in
Section 4.01, and upon the terms and conditions set forth herein, the Reinsurer desires to reinsure on a coinsurance or modified coinsurance basis all of FAFLIC's specified rights, liabilities, and obligations in respect of the Contracts; and

                WHEREAS, subject to satisfaction of the conditions set forth in
Section 4.01, the Reinsurer desires to novate and assume as its direct obligation performance under the Transamerica Reinsurance Agreements and FAFLIC and the Reinsurer intend to cooperate fully in effecting such novation.

                NOW, THEREFORE, in consideration of the mutual covenants and promises, and upon the terms and conditions, hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.01 DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in EXHIBIT A hereto.

                                        1
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                                   ARTICLE II
                               BUSINESS REINSURED

        2.01 GENERAL. Effective as of the Closing Date (the "EFFECTIVE DATE"), to the extent set forth herein, FAFLIC hereby cedes or retrocedes to and reinsures with the Reinsurer all of FAFLIC's rights, interests, duties, obligations, and liabilities in the Contracts to the extent of the Contract Liabilities, and the Reinsurer hereby assumes and reinsures from FAFLIC, on an indemnity reinsurance basis, 100% of the Contract Liabilities under any and all Contracts and, to the extent provided by Article X herein, agrees to assume and novate the Transamerica Reinsurance Agreements. Such indemnity reinsurance shall be based on (i) 100% coinsurance with respect to general account liabilities related to the Contracts and (ii) 100% modified coinsurance with respect to Separate Account Liabilities related to the Contracts. In addition to the Reinsurer's coinsurance of Contract Liabilities, the Reinsurer hereby accepts and agrees to discharge 100% of all Extra Contractual Obligations. Except as explicitly set forth herein, the Reinsurer does not assume hereunder any other liabilities of any kind or description.

        2.02    LIABILITY.

        (a) From and including the Effective Date and thereafter, as between the parties hereto, to the extent set forth herein, the Reinsurer shall bear and shall have responsibility for paying all Contract Liabilities and Extra Contractual Obligations, including, without limitation, liabilities for surrenders, withdrawals, and claims for benefits on or after the Effective Date. The Reinsurer hereby agrees to pay, to the extent set forth herein or under the Core Administrative Services Agreement, any Contract Liabilities or Extra Contractual Obligations under the Contracts on behalf of, and in the name of, FAFLIC; provided, however, that the Reinsurer shall have no direct or indirect obligation itself to insureds, claimants, or beneficiaries under such Contracts.

        (b) Should a lapsed or surrendered Contract be reinstated in accordance with its terms on or after the Effective Date, the insurance under such Contract shall be reinsured herein automatically and such reinstated insurance under such Contract shall be included in Contracts. Premiums and interest on such reinstated and reinsured Contracts shall be payable to the Reinsurer for the period on and after the Effective Date and FAFLIC shall pay such amount to Reinsurer to the extent FAFLIC receives premiums and interest on such insurance from Contract holders.

        (c) Notwithstanding the foregoing, nothing herein shall affect the rights and obligations of the parties thereto under Article 10 of the SPA.

        2.03 DEFENSES. The Reinsurer accepts, reinsures, and assumes, as applicable, the Contract Liabilities and Extra Contractual Obligations subject to any and all defenses, setoffs, and counterclaims to which FAFLIC would be entitled with respect to the Contract Liabilities and Extra Contractual Obligations, it being expressly understood and agreed by the parties hereto that no such defenses, setoffs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, setoffs, and counterclaims.

        2.04 DECLARATION OF NON-GUARANTEED ELEMENTS. Some of the Contracts ceded under this Agreement provide that FAFLIC may in its discretion, from time to time, as provided in the

                                        2
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Contract, declare interest rates, cost of insurance rates or other non-guaranteed elements that are used to determine Contract values (the "NON-GUARANTEED ELEMENTS"). During the Reinsurance Period, FAFLIC agrees to set such Non-Guaranteed Elements to be declared on the Contracts and the effective dates thereof, taking into account the recommendations of the Reinsurer (whether in response to a change proposed by FAFLIC or at the initiative of the Reinsurer) with respect thereto. With respect to the Contracts, FAFLIC shall, in its discretion after giving due consideration to such recommendations of the Reinsurer, either (i) follow such recommendations or (ii) reject such recommendations. To the extent permitted by Applicable Law, FAFLIC agrees to allow the Reinsurer to notify policyholders and contractholders of such changes and the effective dates thereof.

        2.05 CONTRACT CHANGES. FAFLIC agrees that it shall not make any changes after the Core Coinsurance Closing Date in the provisions and conditions of a Contract except (i) with Reinsurer's prior written consent or (ii) to the extent that any change to the terms of any Contract is required under Applicable Law or as permitted pursuant to Section 10.03(e) of the SPA. FAFLIC shall promptly notify the Reinsurer in writing of any such change to the terms of any Contract made pursuant to clause (ii) of the previous sentence.

        2.06 REPLACEMENT. FAFLIC shall not initiate any general offer of conversion or replacement under which it would offer to Contract holders any inducement to surrender their Contracts or offer them replacement policies without the prior written approval of the Reinsurer or as permitted pursuant to
Section 10.03(e) of the SPA.

                                  ARTICLE III
                                TERRITORY; TERM

        3.01 TERRITORY. This Agreement shall apply to Contracts covering lives and risks wherever resident or situated.

        3.02 TERM. This Agreement shall remain in full force and effect until the expiration or termination of all Contract Liabilities in respect of the Contracts and until all obligations of both parties hereunder have been discharged in full.

                                        3
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                                   ARTICLE IV
                            EFFECTIVENESS; LICENSES

        4.01 EFFECTIVENESS. It shall be a condition to the effectiveness of this Agreement that FAFLIC and the Reinsurer shall have obtained prior approval (or non-disapproval, as applicable under Applicable Law) of this Agreement from those state insurance departments as set forth on Schedule 4.01.

        4.02    LICENSES.

        (a) At all times during the term of this Agreement, the Reinsurer and FAFLIC each shall hold and maintain all licenses and authorities required under Applicable Laws to perform its respective obligations hereunder unless mutually agreed by the parties (which agreement shall not be unreasonably withheld by either party).

        (b) At all times during the term of this Agreement, the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law or otherwise take all action that may be necessary so that FAFLIC shall receive full reserve credits for reinsurance ceded and retroceded under this Agreement in the statutory financial statements filed with the New York State Insurance Department and the Massachusetts Division of Insurance, and in statutory financial statements required to be filed with regulatory authority(ies) in such other jurisdictions in which FAFLIC must file such statements.

                                   ARTICLE V
                          REINSURANCE CREDIT; RESERVES

        5.01    ESTABLISHMENT OF GENERAL ACCOUNT STATUTORY RESERVES.

        (a) RESERVES. The Reinsurer shall be responsible for establishing and maintaining appropriate general account statutory reserves, computed in accordance with applicable statutory reserving requirements, for the Contract Liabilities as required by applicable state insurance regulatory authorities and Applicable Law.

        (b) SECURITY. On the Core Coinsurance Closing Date, the Reinsurer, as grantor, will establish a trust account with a trustee approved by FAFLIC (the "TRUSTEE"), such approval not to be unreasonably withheld, naming FAFLIC as sole beneficiary thereof (the "FAFLIC TRUST ACCOUNT"). The trust assets are held subject to withdrawal by, and under the control of, FAFLIC, as set forth in the FAFLIC Trust Agreement, dated as of the Core Coinsurance Closing Date, among FAFLIC, the Reinsurer and the Trustee, substantially in the form attached hereto as EXHIBIT B, as the same may be amended from time to time (the "FAFLIC TRUST AGREEMENT"). Except as set forth therein or herein, the cost of the FAFLIC Trust Account shall be borne by the Reinsurer.

        (c) FAFLIC TRUST AGREEMENT. The Trustee shall hold assets in the FAFLIC Trust Account pursuant to the terms of the FAFLIC Trust Agreement. The FAFLIC Trust Account shall be established and maintained in compliance with all applicable requirements of New York Insurance Department Reg. 114 (11 NYCRR Part
126) or any successor provision thereto

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("REGULATION 114") and all other Applicable Laws governing FAFLIC's right to take financial statement credit for reinsurance under this Agreement and the FAFLIC Trust Agreement. The parties hereto acknowledge and agree that the provisions of this Article V are intended to provide FAFLIC with such credit. In the event that FAFLIC is not permitted to take such credit for reinsurance because any provision of this Agreement or the FAFLIC Trust Agreement is determined not to comply with Regulation 114 or other Applicable Laws, the parties hereto agree to reasonably cooperate to amend this Agreement or the FAFLIC Trust Agreement as necessary to provide such credit. The fair market value of assets in the FAFLIC Trust Account shall be not less than the amount required (determined pursuant to SAP) in order for FAFLIC to receive full statutory reserve credit for the reinsurance of the Contracts that FAFLIC has ceded and retroceded hereunder.

        (d) INVESTMENT OF TRUST ASSETS. The assets held in the FAFLIC Trust Account shall be valued at their fair market value as of the date as of which such assets are required to be valued. The assets that may be held in the FAFLIC Trust Account (the "ELIGIBLE ASSETS") shall consist of cash, certificates of deposit issued by a U.S. bank and payable in U.S. dollars and investments of the type permitted by Regulation 114; provided, that each such investment that is a security is issued by an institution that is not the Reinsurer, FAFLIC or an Affiliate of either party. FAFLIC acknowledges and agrees that the Reinsurer shall have the right to manage the investment of the assets in the FAFLIC Trust Account, subject to any substitution, withdrawal or other provisions of Regulation 114 and the provisions set forth herein. The Reinsurer shall make recommendations to FAFLIC as to the investment, reinvestment, substitution and withdrawal of the assets in the FAFLIC Trust Account; provided, however, that FAFLIC shall, in its discretion after giving due consideration to such recommendations of the Reinsurer, either (i) follow such recommendations or
(ii) reject such recommendations.

        (e) DEPOSIT OF ASSETS. Prior to depositing assets in the FAFLIC Trust Account, Reinsurer shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that FAFLIC, or the Trustee upon the direction of FAFLIC, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

        (f) ADJUSTMENT OF SECURITY AND WITHDRAWALS. The Reinsurer shall maintain Eligible Assets in the FAFLIC Trust Account with an aggregate fair market value at least equal to the Required Balance. The amount of assets held in the FAFLIC Trust Account shall be adjusted following the end of each calendar month.

                (i) If the aggregate fair market value of the Eligible Assets held in the FAFLIC Trust Account at the end of any calendar month is less than the Required Balance, the Reinsurer shall, no later than fifteen (15) calendar days following delivery of the reserve report included in the monthly report provided pursuant to Section 5.03, transfer additional Eligible Assets to the FAFLIC Trust Account so that the aggregate fair market value of the Eligible Assets held in the FAFLIC Trust Account is not less than the Required Balance.

                (ii) If the aggregate fair market value of the Eligible Assets in the FAFLIC Trust Account at the end of any calendar month exceeds the Required Balance, then the Reinsurer shall have the right to seek approval (which

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                        shall not be unreasonably or arbitrarily withheld,
                        delayed or conditioned) from FAFLIC to withdraw the excess. For the purposes of the foregoing sentence, in the event that a Triggering Event has occurred, the parties acknowledge and agree that it shall not be unreasonable for FAFLIC to withhold its consent to any such withdrawal. FAFLIC shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

        (g) WITHDRAWALS BY FAFLIC. FAFLIC may withdraw the assets held in the FAFLIC Trust Account at any time and from time to time, notwithstanding any other provisions of this Agreement, and assets withdrawn from such FAFLIC Trust Account shall be utilized and applied by FAFLIC (or any successor by operation of law of FAFLIC, including, without limitation, any liquidator, rehabilitator, receiver or conservator of FAFLIC), without diminution because of insolvency on the part of FAFLIC or the Reinsurer; provided, however, that following any such withdrawal, FAFLIC (or any successor by operation of law of FAFLIC, including, without limitation, any liquidator, rehabilitator, receiver or conservator of FAFLIC) may only apply such assets for one or more of the following purposes:

                (i) to pay, or reimburse FAFLIC for payment of, premiums received by Reinsurer hereunder which are to be returned to policyholders or ceding companies because of cancellations of Contracts reinsured hereunder;

                (ii) to pay, or reimburse FAFLIC for payment of, surrenders, benefits, losses or other amounts payable pursuant to the provisions of the Contracts reinsured hereunder;

                (iii) to fund an account with FAFLIC in an amount no less than the deduction, for reinsurance ceded and retroceded, from FAFLIC' s liabilities for the general account statutory reserves to be maintained with respect to the Contract Liabilities reinsured hereunder; and

                (iv) to pay any other amounts FAFLIC claims are due under this Agreement.

        (h) ASSETS IN ACCOUNT OF FAFLIC. Any assets deposited into an account of FAFLIC (or any successor by operation of law of FAFLIC, including, without limitation, any liquidator, rehabilitator, receiver or conservator of FAFLIC) pursuant to Section 5.01(g)(iii), and any interest or other earnings thereon shall be notionally accounted for by FAFLIC as a funds withheld from the Reinsurer on the books of FAFLIC.

        (i) LIQUIDATION OF TRUST. The Reinsurer shall have the discretion to utilize any means available in the applicable jurisdiction to make full reserve credits, as contemplated by Section 4.02(b), available to FAFLIC, which may include, but not be limited to, posting a letter of credit. If the Reinsurer elects to exercise such discretion, the FAFLIC Trust Account shall be liquidated pursuant to the terms of the FAFLIC Trust Agreement. If a letter of credit is utilized, it shall be furnished and maintained by the Reinsurer, and at the Reinsurer's sole expense, for the benefit of FAFLIC and be clean, irrevocable and unconditional and otherwise of such nature and amount as to satisfy the requirements of the particular jurisdiction for purposes of establishing full statutory

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reinsurance reserve credit for FAFLIC. In the event that the Reinsurer shall fail or refuse to fulfill any of its obligations under this Agreement relating to the payment of liability, FAFLIC shall be entitled to proceed under the terms and conditions of any letter of credit or any other agreement relating to the same and seize and take possession of the funds represented by the same and apply those funds to reduce the Reinsurer's obligations to FAFLIC or otherwise apply those funds in accordance with New York Insurance Department Regulation
133. If a letter of credit is utilized, this Agreement shall be modified to comply with such Regulation 133.

        5.02    ESTABLISHMENT OF SEPARATE ACCOUNT RESERVES.

                (a)     CONTRACT ACCOUNT. For each direct written Contract,
        (i) an amount equal to the account value thereof invested on a variable basis shall be held by FAFLIC in the applicable Registered Separate Account and (ii) an amount equal to the account value thereof invested on a non-variable basis shall be held by FAFLIC in an Unregistered Separate Account or transferred to FAFLIC's general account, in each case as required by the relevant Contract and Applicable Law. For the avoidance of doubt, in the event that any Contract or any Applicable Law is deemed to require the transfer of additional assets to an Unregistered Separate Account at any time, such transfers shall be made from FAFLIC's general account and shall be reimbursed in full by the Reinsurer as a liability reinsured hereunder.

                (b) CONTRACT ACCOUNT RESERVE. The total statutory reserve liability relating to the assets held with respect to the Contract Accounts pursuant to Section 5.02(a) shall be shown by FAFLIC on its Separate Account balance sheets, consistent with SAP. FAFLIC and the Reinsurer acknowledge and agree that FAFLIC has and will retain sole and absolute title to and possession of the Separate Account statutory reserves, and that the Reinsurer has no right, title, or interest (whether legal, equitable, secured, or otherwise) in or to any portion of the statutory reserves associated with the Separate Accounts (it being understood that the Reinsurer has an interest that the Separate Accounts be maintained for the benefit of Separate Account Contract holders).

        5.03 RESERVE REPORTS. The Reinsurer or its designee shall provide FAFLIC, within six (6) Business Days after the end of each calendar month, with valuation summary reports which shall itemize reserves and Contracts in force by plan code, in a form agreed to by FAFLIC and the Reinsurer in writing. Such reports shall reflect 100% of any changes in the reserves described in Sections
5.01 and 5.02 above which occurred during the accounting period for which such reports are made. Each report shall include SAP reserves, Tax reserves and all information available to the Reinsurer as reasonably necessary for FAFLIC to calculate its GAAP reserves.

        5.04 REPORTS. The Reinsurer shall provide FAFLIC with its annual and quarterly statutory financial statements filed with state insurance regulators and a copy of its audited statutory financial statements along with the audit report thereon.

        5.05 UNREGISTERED SEPARATE ACCOUNTS. The Reinsurer shall be responsible for insuring that the Unregistered Separate Accounts are funded in compliance with the applicable

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Contracts and any Applicable Law. Upon expiration or termination of all Contract
Liabilities with respect to the Contracts and the discharge in full of all of the Reinsurer's obligations hereunder, FAFLIC shall transfer to the Reinsurer all of its right, title and interest in and to all assets remaining at such time in the Unregistered Separate Accounts.

                                   ARTICLE VI
                           ACCOUNTING AND SETTLEMENT

        6.01 NET DAILY ADJUSTMENT. With respect to any Business Day, the "NET DAILY ADJUSTMENT" shall be the amount calculated by comparing:

        (a)     the sum of:

                (i) the gross premium collected on all Contracts, net of premiums to be allocated to the Separate Accounts pursuant to Contract owner instructions;

                (ii) the interest payments and principal repayments on all Contract Loans;

                (iii) the mortality and expense risk, administrative, cost of insurance, and other fees and charges deducted under the Contracts and/or from the Separate Accounts (whether through the calculation of unit values or by direct deduction);

                (iv) the payments made to FAFLIC or its broker-dealer under distribution agreements and/or participation agreements in each case with respect to the Contracts;

                (v) the amount of funds transferred from the Separate Accounts to the general account in connection with (a) the payment of Contract benefits, including, without limitation, death benefits, full or partial cash surrender benefits, full or partial withdrawal benefits, maturity benefits, annuity payments, Contract Loans and premium (or other) refunds, (b) annuitization of Contracts, or (c) in connection with a transfer to a general account option under a Contract;

                (vi) the amount of any net gain from any investment or disinvestment in the Registered Separate Accounts, whenever occurring, having resulted in a value other than the corresponding value charged or credited under the Contracts (i.e., breakage); and

                (vii) any other fees, charges, premiums, costs, recoveries from reinsurers under the Reinsurance Agreements, commission refunds or other amounts, or portion(s) thereof, collected, which would be payable to the general account of FAFLIC in the absence of the reinsurance of the Contracts affected by this Agreement in each case with respect to the Contracts.

        (b)     with the sum of the following:

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                (i)     the Contract Liabilities paid, including death benefits,
                        full or partial cash surrender benefits, full or partial withdrawal benefits, maturity benefits, annuity payments, Contract Loans and premium (or other) refunds;

                (ii) the amount of funds transferred from the general account to the Separate Accounts in connection with maintaining the Contract Accounts (including, without limitation, transfers to a Separate Account from a general account option under a Contract);

                (iii) the amount of any net loss from any investment or disinvestment in the Registered Separate Accounts, whenever occurring, having resulted in a value other than the corresponding value charged or credited under the Contracts (i.e., breakage); and

                (iv) any other fees, charges, premiums (including, without limitation, premiums paid to reinsurers), costs, commissions or other amounts, or portion(s) thereof, payable on such day by the general account under the terms of the Contracts or under the Reinsurance Agreements.

        All calculations shall be made in conformity with Applicable Law and the terms of the relevant Contracts. If the sum of items in Section 6.01(a) exceeds the sum of items in Section 6.01(b) for the preceding Business Day, then (subject to the provisions of Section 6.03) such excess (to the extent not already paid to or on behalf of the Reinsurer) shall be paid by FAFLIC to the Reinsurer by wire transfer of immediately available funds before the end of business on the current Business Day. Conversely, if the sum of the items in
Section 6.01(b) exceeds the sum of the items in Section 6.01(a) for the preceding Business Day, then (subject to the provisions of Section 6.03) such excess (to the extent not already paid to or on behalf of FAFLIC) (y) shall be paid from FAFLIC's general account to the applicable FAFLIC Separate Account and reimbursed in full by the Reinsurer as a liability reinsured hereunder or
(z) shall be paid by the Reinsurer to the account of FAFLIC designated under the Core Administrative Services Agreement to receive such funds in connection with the administration of the Contracts, as the case may be, by wire transfer of immediately available funds before the end of business on the current Business Day.

        6.02 BENEFIT PAYMENTS. Subject to the provisions of the Core Administrative Services Agreement, the Reinsurer shall have responsibility and authority for all benefit payment determinations or settlements, and shall be solely responsible for all expenses associated with benefit payment determinations or settlements pursuant to and in accordance with the Core Administrative Services Agreement, dated as of the Closing Date, between FAFLIC and the Reinsurer, as the same may be amended from time to time (the "CORE ADMINISTRATIVE SERVICES AGREEMENT").

        6.03    CASH SETTLEMENT AND ACCOUNTING.

        (a) DAILY CASH SETTLEMENTS. By 3:00 p.m. Eastern time of each Business Day, the Reinsurer shall notify FAFLIC of the payments required for the next Business Day under Section 6.01 in the form of a daily statement (the "DAILY STATEMENT"). The Reinsurer or FAFLIC, as the case maybe, shall make the required payments on such next Business Day by wire transfer of immediately available funds. Daily Statements, to the extent necessary, may be based upon reasonable approximations determined in good faith. Daily Statements shall be in a form agreed to by FAFLIC and the Reinsurer in writing.

        (b) MONTHLY CASH STATEMENTS AND SETTLEMENTS. By the end of the twentieth Business Day next succeeding the end of each calendar month, the Reinsurer will provide FAFLIC with a statement for such calendar month (the "MONTHLY STATEMENT"), which reconciles each Net Daily Adjustment (without the use of reasonable approximations permitted in Section 6.03(a)). Monthly Statements shall be in a form agreed to by FAFLIC and the Reinsurer in writing. The Monthly Statement shall include an itemization of any deficit or surplus attributable to the actual investment performance of Unregistered Separate Account assets, with a reflection of funding from FAFLIC's general account of any deficit amount that is required, under the terms of this Agreement, to be funded and not reflected as a payable from the general account to an Unregistered Separate Account, which funding shall be reimbursed in full by the Reinsurer as a liability reinsured hereunder. The Monthly Statement may also reflect a correction or adjustment of prior Monthly Statements or computations thereto. The Reinsurer or FAFLIC, as the case may be, will pay by wire transfer of immediately available funds the net amount reflected as due in a Monthly Statement within three (3) Business Days of provision of the Monthly Statement to FAFLIC. Any further adjustment as maybe required shall be made promptly following agreement of the parties or completion of any audit pursuant to
Section 6.03(d) below.

        (c) FORM OF STATEMENTS. All Daily Statements or Monthly Statements provided pursuant to Sections 6.03(a) and 6.03(b), respectively (the "STATEMENTS"), shall summarize the items to be settled in reasonable detail. It is intended that the Statements be transmitted by e-mail, facsimile or other similar means of convenient written communication, but, in the event that any Statement cannot be transmitted after application of commercially reasonable efforts, the Reinsurer may notify FAFLIC of any settlement due by oral communication, in which case the Reinsurer shall provide a hard copy of the Statement as promptly as practicable.

        (d) RIGHT TO AUDIT. Upon reasonable notice to the Reinsurer and no more than twice during any calendar year, FAFLIC shall, at its sole expense, have the right to audit the amounts contained in any Statements delivered under this Section 6.03. For such purposes, FAFLIC and its employees and professional advisors shall have a right to review and copy the relevant books and records of the Reinsurer relating to the Contracts and to discuss such matters with employees of the Reinsurer during normal business hours. The Reinsurer agrees to render reasonable assistance to FAFLIC in conducting any such audit and to instruct its independent public accountants and actuaries to provide information to FAFLIC relating thereto. All audits shall be performed in a manner intended to minimize disruption to the parties' respective businesses.

        6.04 MONTHLY REPORT. By the end of the sixth (6th) Business Day next succeeding the end of each calendar month, the Reinsurer or its designee shall provide FAFLIC with a statement for the next preceding calendar month setting forth the following information:

        (a) the commissions paid (net of refunds) on behalf of FAFLIC for all Contracts;

        (b) the amount of any state, municipal or other premium or gross receipts Taxes paid on behalf of FAFLIC with respect to Contract premiums collected;

        (c) the amount of brokerage and any similar charges paid on behalf of FAFLIC in connection with the purchase, sale, redemption or maintenance of Separate Account assets;

        (d) the premiums (net of refunds) paid on behalf of FAFLIC under the Reinsurance Agreements;

        (e) any amounts paid on behalf of FAFLIC pursuant to the existing participation agreements or any other agreement or arrangement between FAFLIC and the mutual fund organization in which assets of the Separate Accounts are invested (net of any amounts paid to FAFLIC pursuant to such agreements and arrangements); and

        (f) any other amounts paid by or on behalf of FAFLIC with respect to the Contracts pursuant to this Agreement.

                                  ARTICLE VII
                        ADMINISTRATION; RECORDS; NOTICES

        7.01 ADMINISTRATION. Administration and servicing of all of the Contracts shall be conducted by the Reinsurer pursuant to the terms and subject to the conditions set forth in the Core Administrative Services Agreement. Reports, files, and other records and information relating to the Contracts shall be transferred and maintained pursuant to the terms and subject to the conditions set forth in the Core Administrative Services Agreement.

                                  ARTICLE VIII
           CEDING COMMISSION; TRANSFER OF ASSETS; POST-EFFECTIVE DATE
                                   ACCOUNTING

        8.01 CEDING COMMISSION. In accordance with this Agreement and the SPA, concurrently with the execution of this Agreement, the Reinsurer is paying to FAFLIC a ceding commission in the amount of(i) $8,600,000 plus (ii) interest on such $8,600,000 at a rate per annum equal to the LIBOR rate with respect to the period from and including the Closing Date to but excluding the Core Coinsurance Closing Date.

        8.02    TRANSFER.

        (a) FAFLIC hereby transfers to the Reinsurer, Investment Assets having an aggregate Estimated Book Value at least equal to: (i) the general account statutory reserves maintained by FAFLIC with respect to the Contracts, minus (ii) the dollar amount of outstanding Contract Loans (to the extent such loans constitute admitted assets under SAP), minus (iii) the amount of the contra-liability described in Section 8.05, each estimated in good faith by FAFLIC as of the Effective Date. Such Investment Assets shall be as identified within the Company Investment Assets Backing Reserves (as defined in the SPA) and selected in good faith to as closely as practicable approximate the minimum amount required to be transferred pursuant to the immediately preceding sentence. FAFLIC hereby further transfers to the Reinsurer, Investment

Assets having an aggregate Estimated Book Value at least equal to the reserves, if any, held by FAFLIC as of the Effective Date with respect to Extra Contractual Obligations. In the event that the aggregate Estimated Book Value of the Investment Assets transferred by FAFLIC exceeds the minimum amount required to be transferred pursuant to the immediately preceding two sentences, the Reinsurer shall pay to FAFLIC the amount of such excess in cash on the Core Coinsurance Closing Date, together with simple interest thereon from, and including, the Effective Date to, but not including, the date of payment computed at an annual rate equal to the LIBOR rate.

        (b)     All cash required to be transferred pursuant to this Section
8.02 or Section 8.06 shall be transferred by wire transfer of immediately available funds in U.S. dollars in the amounts and to the bank account designated in writing by the relevant party.

        (c) FAFLIC has delivered to the Reinsurer a statement reflecting the amounts, as of the Effective Date, of the items included in a determination of the aggregate amount to be transferred pursuant to Section 8.02(a) (the "CLOSING DATE STATEMENT") in a form as agreed to by the parties.

        (d) FAFLIC shall, on the later of(i) the Core Coinsurance Closing Date or (ii) the date on which the Seller delivers to the Buyer (as defined in the SPA) the calculation of the "ADJUSTMENT" as defined in and pursuant to
Section 2.03 of the SPA, prepare a proposed final calculation of the general account statutory reserves with respect to the Contract Liabilities, the dollar amount of outstanding Contract Loans (to the extent such loans constitute admitted assets under SAP) and the amount of the contra-liability described in
Section 8.05, each as of the Effective Date and each in accordance with SAP consistently applied (the "PROPOSED FINAL STATEMENT"), produced using the same assumptions, methodology and procedures and in the same detail as used to prepare the Closing Date Statement. The Proposed Final Statement shall be in the same format as the Closing Date Statement, but shall specify the Book Value rather than the Estimated Book Value with respect to Investment Assets. Promptly after its preparation, FAFLIC shall deliver copies of the Proposed Final Statement to the Reinsurer.

        (e) If the Reinsurer disputes any item reflected in the Proposed Final Statement delivered by FAFLIC pursuant to Section 8.02(d) (each such item with disputed items arising under Section 8.06, a "DISPUTED ITEM"), then FAFLIC and the Reinsurer shall proceed as set forth in this subsection (e), subsection
(f) below and Section 8.07; provided, that the Reinsurer may only dispute (i) items reflected on the Proposed Final Statement on the basis that such amounts were not determined in accordance with the accounting principles, procedures, policies and methods to be employed by FAFLIC in preparing the Proposed Final Statement and agreed to by the Reinsurer, or (ii) items reflected on the Proposed Final Statement on the basis of arithmetic error or on the basis that the information utilized in the preparation and calculation of the Proposed Final Statement was not true and correct or not prepared in good faith from the Books and Records of FAFLIC.

        (f) The Reinsurer shall, within 45 days after receiving such statement, deliver a notice of disagreement to FAFLIC. Any such notice of disagreement must specify in reasonable detail all Disputed Items as to which the Reinsurer disagrees, the reasons therefor and the adjustments to such Disputed Items that the Reinsurer believes should be made. The Reinsurer shall be deemed to have agreed with all other items and amounts contained in the Proposed Final

Statement. The Reinsurer and FAFLIC shall, during the 15 days following the delivery of such notice, use their reasonable best efforts to reach agreement on the Disputed Items in order to determine and agree upon the Disputed Items. FAFLIC agrees that the Reinsurer and its accountants may have access to the accounting and actuarial records of FAFLIC relating to its preparation of the Proposed Final Statement for the purpose of conducting its review.

        (g) Following the resolution of all Disputed Items pursuant to subsections (e) and (f) above or Section 8.07 (as applicable), FAFLIC shall prepare a final statement (the "FINAL STATEMENT") and shall deliver copies of such statement and calculation to the Reinsurer. Notwithstanding any provision of this Agreement to the contrary, the resolution of all Disputed Items with respect to the Proposed Final Statement shall be consistent with, and shall occur no later than, the date on which all Disputed Items are resolved pursuant to Section 2.05 of the SPA.

        (h) In the event that the aggregate Book Value of the Investment Assets transferred by FAFLIC to the Reinsurer minus the amount, if any, of cash transferred from the Reinsurer to FAFLIC pursuant to Section 8.02(a), is less than the amount of(i) the general account statutory reserves with respect to the Contracts, minus (ii) the dollar amount of outstanding Contract Loans (to the extent such loans constitute admitted assets under SAP), minus (iii) the amount of the contra-liability described in Section 8.05, all as reflected in the Final Statement, FAFLIC shall, within two (2) Business Days of the determination thereof, transfer to the Reinsurer the amount of such difference, together with simple interest thereon from, and including, the Effective Date to, but not including, the date of payment computed at an annual rate equal to the Prime Rate. In the event that the aggregate Book Value of the Investment Assets transferred by FAFLIC to the Reinsurer minus the amount, if any, of cash transferred from the Reinsurer to FAFLIC pursuant to Section 8.02(a) is greater than the amount of (i) the general account statutory reserves with respect to the Contracts, minus (ii) the dollar amount of outstanding Contract Loans (to the extent such loans constitute admitted assets under SAP), minus (iii) the amount of the contra-liability described in Section 8.05, all as reflected in the Final Statement, the Reinsurer shall, within two (2) Business Days of the determination thereof, transfer to FAFLIC the amount of such difference, together with simple interest thereon from, and including, the Effective Date to, but not including, the date of payment computed at an annual rate equal to the LIBOR rate.

        8.03 ONGOING PAYMENTS. To the extent that FAFLIC receives monies, checks, drafts, money orders or other instruments payable to, or to the order of, FAFLIC and allocable to FAFLIC's general account from any third party relating to the Contracts, FAFLIC shall transfer such amounts to the Reinsurer no later than on the date the Monthly Statements are due. If applicable, FAFLIC shall pay such amounts, together with simple interest thereon from, and including, the earliest Monthly Statement on which such amounts could have been recorded to, but not including, the date of payment computed at an annual rate equal to the LIBOR rate.

        8.04    ASSIGNMENT. Except to the extent otherwise provided in Section
7.07 and the related schedule of the SPA, the Reinsurer shall be entitled to all premiums, recoveries and other amounts allocable to FAFLIC's general account (including, but not limited to, principal and interest on Contract Loans, abandoned property accounts, revenue sharing, service fees and l2b-1 fees) paid or payable in respect of the Contracts. FAFLIC hereby also assigns and transfers to the Reinsurer all cash flows related to (a) all Contract Loans, whether outstanding on the Core Coinsurance Closing Date or arising thereafter, (b) due and deferred Contract premiums outstanding on the Core Coinsurance Closing Date, and (c) other payments or recoveries made in respect of the Contracts allocable to FAFLIC' s general account except to the extent otherwise provided in Section
7.07 and the related schedule of the SPA.

        8.05 SEPARATE ACCOUNT CONTRA-LIABILITY. It is the intent of FAFLIC and the Reinsurer that the contra-liability relating to the Separate Accounts recorded as the amount "accrued for expense allowances recognized in reserves" in the parenthetical on line 13, column 1 of page 3, Liabilities, Surplus and Other Funds of the Annual Statement of FAFLIC, measured as of the Effective Date, will be transferred from FAFLIC to the Reinsurer, and will be recorded by the Reinsurer in accordance with SAP; provided, however, that FAFLIC shall have no liability for such contra-liability, nor does FAFLIC make any assurance of collection, realization or accounting treatment available to the Reinsurer.

        8.06    POST-EFFECTIVE DATE ACCOUNTING.

        (a) Any cash representing investment income accrued from the Closing Date to the Core Coinsurance Closing Date (to the extent not reinvested as Investment Assets) on the Investment Assets transferred pursuant to Section 8.02(a) shall be paid by FAFLIC to the Reinsurer on the Core Coinsurance Closing Date.

        (b) Cash flows arising out of the Contracts between the Effective Date and the Core Coinsurance Closing Date (excluding, for the avoidance of doubt, the cash investment income specified in Section 8.06(a)) shall be calculated in an accounting delivered by FAFLIC not later than the 30th day following the Core Coinsurance Closing Date (the "PROPOSED POST-EFFECTIVE DATE ACCOUNTING"). The Proposed Post-Effective Date Accounting shall consist of a Daily Statement with respect to each Business Day, and a Monthly Statement with respect to the end of each calendar month (if any), from, and including, the Effective Date to, but not including the Core Coinsurance Closing Date, in each case in the form agreed upon pursuant to Section 6.03. FAFLIC agrees to supply the Reinsurer with a copy of all computer runs, work papers and supporting data used in preparing the Proposed Post-Effective Date Accounting.

        (c) If the Reinsurer disputes any item reflected in the Proposed Post-Effective Date Accounting delivered by FAFLIC pursuant to Section 8.06(b), then FAFLIC and the Reinsurer shall proceed as set forth in this subsection
(c), subsection (d) below and Section 8.07; provided, that the Reinsurer may only dispute (i) items reflected on the Proposed Post-Effective Date Accounting on the basis that such amounts were not determined in accordance with the accounting principles, procedures, policies and methods employed by FAFLIC and in accordance with Article VI, including, without limitation, the forms of Daily Statement and Monthly Statement agreed upon pursuant to Section 6.03, or
(ii) items reflected on the Proposed Post-Effective Date Accounting on the basis of arithmetic error or on the basis that the information utilized in the preparation and calculation of the Proposed Post-Effective Date Accounting was not true and correct or not prepared in good faith from the Books and Records of FAFLIC.

        (d) The Reinsurer shall, within 45 days after receiving such statement, deliver a notice of disagreement to FAFLIC. Any such notice of disagreement must specify in reasonable detail all Disputed Items as to which the Reinsurer disagrees, the reasons therefor and the adjustments to such Disputed Items that the Reinsurer believes should be made. The Reinsurer shall be deemed to have agreed with all other items and amounts contained in the Proposed Final Statement. The Reinsurer and FAFLIC shall, during the 15 days following the delivery of such notice, use their reasonable best efforts to reach agreement on the Disputed Items in order to determine and agree upon the Disputed Items. FAFLIC agrees that the Reinsurer and its accountants may have access to the accounting and actuarial records of FAFLIC relating to its preparation of the Proposed Final Statement for the purpose of conducting its review.

        (e) Following the resolution of all Disputed Items pursuant to subsections (c) and (d) above or Section 8.07 (as applicable), FAFLIC shall prepare a final Post-Effective Date Accounting (the "POST-EFFECTIVE DATE ACCOUNTING") and shall deliver copies of such statement and calculation to the Reinsurer

        (f) In the event the Post-Effective Date Accounting reflects a balance due the Reinsurer, such balance shall be paid by FAFLIC to the Reinsurer in cash simultaneously with the delivery of the Post-Effective Date Accounting. If the Post-Effective Date Accounting reflects a balance due FAFLIC, such balance shall be paid by the Reinsurer to FAFLIC in cash not later than three
(3) Business Days following its receipt of the Post-Effective Date Accounting. Payment under the preceding two sentences shall be made with simple interest thereon from, and including, the Effective Date to, but not including, the date of payment computed at an annual rate equal to the LIBOR rate (based on the daily average balance) in effect on the Core Coinsurance Closing Date.

        8.07 DISPUTES REGARDING FINAL STATEMENT AND POST-EFFECTIVE DATE ACCOUNTING.

        (a) In the event that the Reinsurer and FAFLIC are unable to agree on the manner in which any item or items should be treated in the preparation of the Proposed Final Statement or the Proposed Post-Effective Date Accounting, within the fifteen-day period specified above, separate written reports of such item or items shall be made in concise form and shall be referred to Ernst & Young LLP or, if Ernst & Young LLP is unavailable, other independent accountants of one of the other "big four" accounting firms of nationally recognized standing reasonably satisfactory to the Reinsurer and FAFLIC (who shall not have any material relationship with the Reinsurer or FAFLIC)(in either case, an "ARBITER") for resolution in a manner consistent with the provisions of this Article. Such Arbiter shall consider only those Disputed Items as to which the parties still disagree. The Arbiter shall determine within thirty (30) days of receipt of the referral the manner in which such disputed item or items shall be treated on the Proposed Final Statement or the Proposed Post-Effective Date Accounting, as the case may be; provided, however, (i) that the treatment of such items will be in accordance with (A) the definitions of general account statutory reserves and "CONTRACT LOANS" and (B) Section 8.04 and (ii) that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by FAFLIC and the Reinsurer, respectively. The Arbiter shall simultaneously deliver to the Reinsurer and FAFLIC, a report setting forth in detail its calculations, methodologies and decisions and the reasons therefor, The determinations by the Arbiter as to the items in dispute shall be in writing and shall be final and binding on FAFLIC and the Reinsurer and shall be so reflected in the Final Statement or the Post-Effective Date Accounting, as the case may be.

        (b) The Arbiter, in its sole discretion, shall determine (i) the nature and extent of the participation by the Reinsurer and FAFLIC and their respective independent auditors and actuaries in connection with the resolution of any Disputed Item submitted to the Arbiter, (ii) the nature and extent of information that the Reinsurer and FAFLIC may submit to the Arbiter for consideration in connection with such resolution and (iii) the personnel of the Arbiter who shall review such information and resolve such disagreement.

        (c) The costs of such review and report shall be borne by (i) FAFLIC if the aggregate difference between the Arbiter's aggregate calculation of the Disputed Items and FAFLIC's aggregate calculation of the Disputed Items is greater than the aggregate difference between the Arbiter's calculation of the Disputed Items and the Reinsurer's aggregate calculation of such Disputed Item, and (ii) by the Reinsurer if the first such difference is less than the second such difference and (iii) otherwise equally by the Reinsurer and FAFLIC. Such determination shall be binding and conclusive on FAFLIC and the Reinsurer. Following the resolution of all disputed items, FAFLIC shall prepare the Final Statement or the Post-Effective Date Accounting, as the case may be, and shall deliver copies of such statement and calculation to the Reinsurer.

                                   ARTICLE IX
                             [INTENTIONALLY OMITTED]

                                    ARTICLE X
                                    NOVATION

10.01   NOVATION.

        (a) Following the Effective Date, FAFLIC and the Reinsurer shall use reasonable best efforts, as promptly as practicable, at the Reinsurer's option, to obtain the consent of (i) Transamerica Occidental Life Insurance Company to novate the Transamerica Reinsurance Agreements and (ii) each of the third party reinsurers listed on Schedule 10.01(a) hereto to novate each of the retrocession agreements listed thereon, in each case from FAFLIC to the Reinsurer in order to ensure that all of FAFLIC's rights, liabilities and obligations thereunder are solely, directly and exclusively vested in the Reinsurer, it being understood without any obligation of FAFLIC to make payments or incur any liabilities to any counterparty. Upon the effectiveness of the novation of the Transamerica Reinsurance Agreements and such retrocession agreements, the Transamerica Reinsurance Agreements shall no longer be Contracts and shall no longer be subject to the indemnity reinsurance provided herein. The Required Balance as of such date shall be reduced, if applicable to reflect such novation.

        (b) FAFLIC agrees that a New York-licensed affiliate of Reinsurer, or Reinsurer, if it is so licensed, shall have the right, at its option and at its expense, to assume on a novation basis the Contracts subject to receipt by FAFLIC and such assuming insurer of all required regulatory approvals.

                                   ARTICLE XI
                               RIGHT OF INSPECTION

        11.01 RIGHT OF INSPECTION. Each party hereto and its respective authorized representatives shall, at such party's expense, have the right, at all reasonable times during normal business hours, to inspect and review all books, records, accounts, reports, Tax returns, files, regulatory reports and filings and other information of the other party hereto to the extent relating to the Contracts and Contract Liabilities and any other matters hereunder.

                                   ARTICLE XII
                                 INDEMNIFICATION

        12.01   INDEMNIFICATION.

        (a) The Reinsurer agrees to indemnify, defend and hold harmless FAFLIC and its directors, officers, employees, Affiliates and assigns from and against all damages, loss and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding involving a third party claim) (collectively, "LOSSES," and individually a "LOSS"), asserted against, imposed upon or incurred by them, (i) directly or indirectly, by reason of or arising out of or in connection with any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement or the FAFLIC Trust Agreement, (ii) for Contract Liabilities or (iii) for Extra Contractual Obligations.

        (b) FAFLIC agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, Affiliates and assigns from and against all Losses asserted against, imposed upon or incurred by them, directly or indirectly, by reason of or arising out of or in connection with any breach or nonfulfillment by FAFLIC of, or any failure by FAFLIC to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement or the FAFLIC Trust Agreement.

        (c) Notwithstanding the foregoing, the assumption of liability for the Extra Contractual Obligations or any other provision of this Agreement to the contrary, nothing herein shall affect the rights and obligations of the parties thereto under Article 10 of the SPA, including, without limitation, any obligations that the Seller may have under Article 10 of the SPA with respect to Claims and Warranty Breaches (as each term is defined in the SPA), defenses of claims and actions and other rights and obligations set forth in Article 10 of the SPA.

        (d) Within twenty (20) days after receipt by an indemnified party of notice of any demand, claim, suit, action or proceeding indemnified under this
Article XII, or such shorter period as may be necessary to enable the indemnifying party to respond timely thereto, the indemnified party shall give notice to the indemnifying party of such demand, claim, suit, action or proceeding and the indemnifying party shall at its expense assume the defense of any such demand, claim, suit or proceeding; provided, however, that the failure by the indemnified party to give timely notice as provided herein shall not relieve the indemnifying party of its indemnification obligations under this Agreement except to the extent that such failure results in a failure of actual notice to the indemnifying party and such failure shall have materially adversely prejudiced the indemnifying party in the defenses or other rights available to the indemnifying party. In the event that the indemnifying party has not assumed the defense of any matter within a reasonable period of time after timely notice as above provided, the indemnified party, at the cost and expense of the indemnifying party, shall have a full right to defend against any such claim, suit or proceeding and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion.

                                  ARTICLE XIII
                                   INSOLVENCY

        13.01 INSOLVENCY. The Reinsurer hereby agrees that, as to all reinsurance ceded, retroceded, renewed or otherwise becoming effective hereunder, the portion of any risk or obligation assumed by the Reinsurer shall be payable by the Reinsurer on the basis of the liability of FAFLIC under the Contract or Contracts reinsured and Contract Liabilities assumed and on the basis of claims filed and allowed in the liquidation proceeding, without diminution because of the insolvency of FAFLIC. Such payments shall be made directly to FAFLIC or to its domiciliary liquidator except where the Contract or Contracts reinsured specifically provides another payee of such reinsurance in the event of the insolvency of FAFLIC. It is agreed that in the event of the insolvency of FAFLIC, the liquidator, receiver or other statutory successor of FAFLIC shall give prompt written notice to the Reinsurer of the pendency or submission of a claim under the Contract or Contracts reinsured or the Contract Liabilities assumed. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense available to FAFLIC or its receiver. The expense thus incurred by the Reinsurer is chargeable against FAFLIC, subject to any court approval, as a part of the expense of liquidation to the extent of a proportionate share of the benefit which accrues to FAFLIC solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XIV
                              NO THIRD PARTY RIGHTS

        14.01 NO THIRD PARTY RIGHTS. The Reinsurer's coinsurance of the Contract Liabilities pursuant to this Agreement with respect to any of the Contracts is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any policyholder, insured, claimant or beneficiary under such Contracts against the Reinsurer or any legal relationship between such policyholders, insureds, claimants or beneficiaries and the Reinsurer.

                                   ARTICLE XV
                               DUTY OF COOPERATION

        15.01 DUTY OF COOPERATION. Each party hereto shall cooperate fully with the other party hereto in all reasonable respects in order to accomplish the objectives of this Agreement; provided, however, that no party may waive, undermine or fail to take any action necessary to preserve an applicable privilege without the prior written consent of the affected party hereto (or

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any affected Affiliate of any such party) except, in the opinion of such party's counsel, as required by Applicable Law.

                                   ARTICLE XVI
                                   ARBITRATION

        16.01   DISPUTE RESOLUTION.

        (a) Any dispute that arises out of or is related to this Agreement or any transaction governed by this Agreement, shall be submitted to senior executives of the parties, vested with authority to settle the dispute, who will meet and attempt in good faith to resolve the dispute. The meeting will be held reasonably promptly at the request of the affected party in the offices of the party requesting the meeting, or if agreed, at another designated location.

        (b) Any dispute arising out of or relating to this Agreement, including its formation and validity, which is not resolved in accordance with
Section 16.01 hereof, shall be referred to arbitration; provided, however, that any dispute governed by Sections 8.02(e) or 8.06 of this Agreement shall not be subject to this Section 16.01. Arbitration shall be initiated by the delivery of a written demand for arbitration by one party to the other. The arbitration shall be held in New York, New York or such other place as the parties may mutually agree. Arbitration shall be conducted before a three-person arbitration panel appointed as follows: each party shall appoint one arbitrator qualified to conduct the arbitration as set forth herein, and the two arbitrators so appointed shall then appoint a neutral umpire before proceeding. If either party fails to appoint an arbitrator within thirty (30) days after it receives a written request by the other party to do so, the requesting party may appoint both arbitrators. Should the two arbitrators fail to choose an umpire within thirty (30) days of the appointment of the second arbitrator, the parties shall appoint the umpire pursuant to the ARIAS U.S. Umpire Selection Procedure. The arbitrators and umpire shall be either present or former executive officers of life or life and annuity insurance or life or life and annuity reinsurance companies other than the Reinsurer, FAFLIC or any of their respective Affiliates. The arbitrators and umpire shall not be under the control of either party, and shall have no financial interest in the outcome of the arbitration.

        (c) The arbitrators and umpire shall interpret this Agreement as an honorable engagement and shall not be obligated to follow the strict rules of law or evidence. In making their award, the arbitrators and umpire shall apply the custom and practice of the insurance and reinsurance industry, with a view to effecting the intent of the parties as set forth in the terms of this Agreement and the general purpose of this Agreement. The decision of a majority of the arbitration panel shall be Final and Binding, except to the extent otherwise provided in the Federal Arbitration Act. For purposes of this Agreement, "Final and Binding" shall mean that the aforesaid determinations shall have the same preclusive effect for all purposes as if such determinations had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction. The arbitration panel shall render its award in writing, setting forth the facts underlying, and the reasons for determining, such award. Judgment upon the award may be entered in any court having jurisdiction, pursuant to the Federal Arbitration Act. The non-prevailing party shall reimburse the prevailing party for (i) the fees and expenses of the arbitrators, (ii) the fees and expenses of the umpire, and (iii) the other reasonable expenses of the arbitration, unless (with respect to the foregoing clauses (i) to (iii)) the arbitration panel determines that the non-prevailing party had reasonable good faith grounds for asserting its position in such arbitration proceeding, in which case the fees shall be allocated as determined by the arbitrators. In the event that either party to this Agreement refuses to submit to arbitration as required by this
Section 16.01, the other party may request the court specified in Section 17.12 to compel arbitration in accordance with the Federal Arbitration Act.

       (d)     At the request of either party, any arbitration under this
Section 16.01 may be combined with pending arbitration, if any, between the Reinsurer and FAFLIC or their respective assigns under the Core Administrative Services Agreement or the Transition Services Agreement so that resolution of disputes under this Agreement and the Core Administrative Services Agreement or the Transition Services Agreement maybe resolved in a single arbitration proceeding.

        (e) Notwithstanding the preceding provisions of this Section 16.01, any Party may enforce the confidentiality terms of this Agreement by commencing an action for injunctive or other equitable relief, damages or any other applicable judicial remedy.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

        17.01 DAC TAX ELECTION. With respect to this Agreement, FAFLIC and the Reinsurer hereby make the election provided for in Section 1.848-2(g)(8) of the Treasury Regulations issued under Section 848 of the Code, and as set forth in EXHIBIT C. Each of the parties hereto agrees to take such further actions as may be reasonably necessary to ensure the effectiveness of such election.

        17.02 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing (including facsimile transmission) and shall be given:

If to the Reinsurer, to:      Allmerica Financial Life Insurance and Annuity
                              Company
                              440 Lincoln Street
                              Worcester, MA 01653
                              Attention: President
                              Facsimile No.: (508) 855-6641

                              And with a copy of notices or communications with respect to this Agreement to:

                              Goldman Sachs & Co.
                              85 Broad Street
                              New York, NY 10004
                              Attention: Samuel Ramos
                              Facsimile No.: (212) 902-4140

                              Goldman Sachs & Co.
                              85 Broad Street

                              New York, NY 10004
                              Attention: Nicholas von Moltke
                              Facsimile No.: (212) 493-1833

                              Sullivan & Cromwell LLP
                              125 Broad Street
                              New York, NY 10004
                              Attention: Stephen M. Kotran
                              Facsimile No.: (212) 558-3588

If to FAFLIC, to:             The Hanover Insurance Group, Inc.
                              440 Lincoln Street
                              Worcester, MA 01653
                              Attention: Chief Financial Officer
                              Facsimile No.: (508) 855-4640

                              With a copy to:

                              The Hanover Insurance Group, Inc
                              440 Lincoln Street
                              Worcester, MA 01653
                              Attention: General Counsel
                              Facsimile No.: (508) 926-1926

                              And with a copy of notices or communications with respect to this Agreement to:

                              Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, NY 10017
                              Attention: Leonard Kreynin
                              Facsimile No.: (212) 450-3800

                              Sutherland Asbill & Brennan LLP
                              1275 Pennsylvania Avenue, NW
                              Washington, DC 20004
                              Attention: E. Michael Johnson
                              Facsimile No.: (202) 637-3593

Any party may, by notice given in accordance with this Section 17.02 to the other parties, designate such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed effective only upon (i) mailing of such notice, request or other communication and the actual receipt thereof by the relevant party, or (ii) a facsimile transmission of such notice, request or other communication and the acknowledgement by the relevant party of receipt thereof.

        17.03 ENTIRE AGREEMENT. This Agreement, the SPA and the Ancillary Agreements (including the Exhibits and Schedules hereto and thereto) contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect thereto.

        17.04 EXPENSES. Except as may be otherwise expressly provided in this Agreement, the SPA or the Core Administrative Services Agreement, each of the parties hereto shall pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

        17.05 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart maybe delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

        17.06 NO THIRD PARTY BENEFICIARY. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, and no such rights shall be conferred upon any person or entity not a party to this Agreement.

        17.07 WAIVERS AND AMENDMENTS; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof maybe waived, only by a written instrument signed by all of the parties or, in the case of a waiver, by the party waiving compliance. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

        17.08 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives, whether by merger, consolidation or otherwise. This Agreement may not be assigned by any party without the prior written consent of the other party hereto; provided, further that nothing in this provision shall be construed to prohibit the Reinsurer from retroceding all or any portion of the Contract Liabilities reinsured hereunder, so long as the Reinsurer remains primarily liable with respect to all liabilities so retroceded.

        17.09 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

        17.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        17.11 HEADINGS, ETC. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

        17.12 JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the District of Massachusetts or, if such court does not have jurisdiction, the Commonwealth of Massachusetts courts situated in the County of Worcester, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 17.02 shall be deemed the only means of effective service of process on such party.

        17.13   OFFSET.

        (a) Any debits or credits incurred after the Effective Date in favor of or against either FAFLIC or the Reinsurer with respect to this Agreement are deemed mutual debits or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid; provided, however, no debits or credits with respect to a Separate Account may be offset against a debit or credit with respect to the general account of either FAFLIC or the Reinsurer or with respect to another Separate Account except to the extent set forth in
Section 6.01.

        (b) Notwithstanding anything to the contrary in this Agreement, each of the parties hereto acknowledges and agrees that it shall have no right hereunder or pursuant to Applicable Law to offset any amounts due or owing (or to become due or owing) to any other party under this Agreement against any amounts due or owing by such other party or any of its subsidiaries or Affiliates under any other agreement (including, without limitation, the SPA, the Administrative Services Agreements or the other Ancillary Agreements), contract or understanding, except to the extent certain offsetting claims relating to certain liabilities or obligations cause such liabilities or obligations to be excluded from Contract Liabilities pursuant to paragraph (B) of the definition of such term.

        17.14 COMPLIANCE WITH LAWS. The parties hereto shall at all times comply with all Applicable Laws in performing their obligations under this Agreement.

        17.15 ERRORS AND OVERSIGHTS. Each party to this Agreement will act reasonably in all matters within the terms of this Agreement. If either of the parties to this Agreement fails to comply with any of the provisions of this Agreement because of an unintentional oversight or misunderstanding, the underlying status of this Agreement will not be changed. Both parties will be restored to the position they would have occupied had no such oversight or misunderstanding occurred, and such oversight or misunderstanding will be rectified promptly on an equitable basis.

        17.16 WAIVER OF JURY TRIAL. Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, FAFLIC and the Reinsurer have each executed this Agreement as of the date first written above.


                                              FIRST ALLMERICA FINANCIAL LIFE
                                              INSURANCE COMPANY


                                              By: /s/ Edward J. Parry, III
                                                 -------------------------------
                                              Name:  Edward J. Parry, III
                                              Title: Chief Financial Officer


                                              ALLMERICA FINANCIAL LIFE INSURANCE
                                              AND ANNUITY COMPANY


                                              By: /s/ Nicholas von Moltke
                                                 -------------------------------
                                              Name:  Nicholas von Moltke
                                              Title: VP, Chief Operating Officer

                                                                       EXHIBIT A

                                  DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following definitions:

"ACTION" means (i) any civil, criminal or administrative action, suit, claim, litigation or similar proceeding, in each case before a Governmental Entity or
(ii) any investigation or written inquiry by a Governmental Entity, in each case other than ordinary course complaint activity by policyholders unless and until any such ordinary course policyholder complaint results in any civil, criminal or administrative action, suit, claim, litigation or similar proceeding before or by, as applicable, such Governmental Entity, in which case it shall, without duplication, be treated as an Action hereunder.

"AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that the Reinsurer shall not be considered an Affiliate of Seller for any period from and after the Closing.

"AFLIAC READY ACCESS PROGRAM" shall mean benefit payments left on deposit with the Reinsurer in an interest bearing demand account.

"AGREEMENT" shall mean this Coinsurance Agreement.

"ANCILLARY AGREEMENTS" shall mean the Restructuring Agreement, this Agreement (including the related trust agreement), the Non-Core Coinsurance Agreement, the Core Administrative Services Agreement, the Non-Core Administrative Agreement, the Transition Services Agreement, the AIT Reorganization Agreement, the IP License Agreement, the employee-related side letter entered into on the date hereof, and any other document that by its terms expressly constitutes an Ancillary Agreement.

"APPLICABLE LAW" shall mean any applicable statute, law (including principles of common law), ordinance, rule, regulation or binding circular, binding bulletin or binding and published written opinion by any Governmental Entity, all applicable Orders and written recommendations of Insurance Regulators binding on FAFLIC (relating to the Core Business).

"ARBITER" shall mean Ernst & Young LLP or, if Ernst & Young LLP is unavailable, other independent accounts of nationally recognized standing reasonably satisfactory to the Reinsurer and FAFLIC (who shall not have any material relationship with the Reinsurer or FAFLIC).

"BOOK VALUE" shall mean, as to any Investment Asset, the carrying value thereof on the books of FAFLIC for statutory statement blank purposes determined as of the Effective Date by FAFLIC.

"BUSINESS DAY" shall mean each day on which a valuation of the Separate Accounts is required by Applicable Law or the terms of the Contracts, which as of the Effective Date was each day that the New York Stock Exchange is open for trading.

"CLOSING DATE" shall mean the closing date of the SPA.

"CLOSING DATE STATEMENT" shall have the meaning set forth in Section 8.02(c).

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COLI" shall mean corporate owned life insurance or similar products.

"CONTRACTS" shall mean all Insurance Contracts issued by FAFLIC or to which FAFLIC is a party, either prior to or if following the Effective Date, limited to the types identified in clauses (i)(C)(I) through (i)(C)(IV) in the definition of "Core Business".

"CONTRACT ACCOUNT" shall mean the Separate Account Liabilities as shall from time to time relate to the Contracts as determined pursuant to Section 5.02(a).

"CONTRACT LIABILITIES" shall mean all liabilities and obligations arising under the express terms and conditions of the Contracts. Without limiting the generality of the foregoing, the term "Contract Liabilities" shall include, without limitation, any and all of FAFLIC's liability:

        (1) For premium Taxes arising on account of premiums received by or on behalf of FAFLIC in respect of the Contracts due and payable at or after the Effective Date and remitted to the Reinsurer or otherwise received by the Reinsurer on or after the Effective Date, except that premium Taxes shall be excluded from Contract
                Liabilities: (a) where the Reinsurer is taxed directly and independently on premiums collected by it from the Reinsured, or
                (b) to the extent that a state permits FAFLIC to deduct the reinsurance premiums paid to the Reinsurer for purposes of calculating its premium tax liability. With respect to Contracts that are subject to premium Tax in the State of New York only, the Reinsurer shall reimburse FAFLIC for premium Taxes imposed at an assumed rate of 1.5% (which rate (i) represents the current minimum aggregate rate of premium and franchise tax payable under New York law and (ii) is currently payable with respect to life insurance but not annuities), as equitably adjusted from time to time by the parties to take into consideration any change in applicable New York law;

        (2) With respect to any assessment by any insurance guaranty, insolvency, comprehensive health association or other similar fund maintained by any jurisdiction allocable to any insurer insolvency that occurs before, on or after the Effective Date, the portion, if any, of such assessment that relates to the Contracts;

        (3) For returns or refunds of premiums (irrespective of when due) under the Contracts payable on or after but not prior to the Effective Date;

        (4) For commission payments and other compensation, if any, payable on or after the Effective Date to or for the benefit of agents and brokers arising on account of premiums received by or on behalf of FAFLIC in respect of the Contracts and remitted to the Reinsurer or otherwise received by the Reinsurer at or after the Effective Date;

        (5) For all liabilities arising out of any changes to the terms or conditions of the Contracts mandated by Applicable Law;

        (6) For all unclaimed property liabilities arising under or relating to the Contracts; and

        (7) For Contract claims incurred but not reported prior to the Effective Date and Contract claims in course of settlement as of the Effective Date.

        Notwithstanding the foregoing:

        (A) Contract Liabilities shall not include any liability or obligation of FAFLIC for which, in lieu of making payment under this Agreement, the Reinsurer, as a Buyer Indemnified Person (as defined in the SPA) with respect to such liability or obligation, has a right to seek indemnification under Article 10 of the SPA, but only to the extent of the amount of the payment the Reinsurer is actually entitled to receive under Article 10 of the SPA, following submission of a claim, after giving effect to any applicable limitations on indemnification; and

        (B) With respect to Contract Liabilities relating to FAFLIC's general account, the Reinsurer's obligation to reinsure shall be net of any reinsurance recoverables under any Reinsurance Agreement, except such reinsurance recoverables that are uncollectible in accordance with SAP. For the avoidance of doubt, the Reinsurer acknowledges its assumption of any risk of uncollectibility with respect to reinsurance recoverables.

"CONTRACT LOANS" shall mean loans under the Contracts, with the dollar amount of Contract Loans at any time being the amount of principal indebtedness plus accrued and unpaid interest, all calculated on a basis consistent with SAP and the terms of the Contracts.

"CORE ADMINISTRATIVE SERVICES AGREEMENT" shall have the meaning set forth in
Section 6.02.

"CORE BUSINESS" means, with respect to each of the Reinsurer and FAFLIC, (i) (A) all the variable and fixed annuity businesses (including individual, group, immediate and deferred), including all associated riders, binders and certificates, (B) all the variable universal life business (including all associated riders, binders and certificates and the business assumed in the Transamerica Reinsurance Agreements), including the individual and group businesses and the COLI business (but excluding the Excluded COLI Insurance Contracts), (C) the supplemental contracts business with respect to (A) and (B) (and any supplemental contracts thereon) including with respect to the foregoing all (I) contracts that have lapsed and that otherwise would be eligible for inclusion herein subject to reinstatement provisions contained in such Insurance

Contract or applicable Law; (II) any payout annuity contracts issued by the Reinsurer or FAFLIC as a result of the election of payout annuity benefits, upon annuitization or the payment of death benefit proceeds under any contracts included in the Core Business; (III) all contracts relating to (A) and (B) above which are issued by the Reinsurer or FAFLIC (x) following the exercise of conversion or other rights in accordance with the terms of individual life policies, (y) with respect to new participants in 401(k) or other retirement plans that are in existence on the Closing Date or (z) pursuant to qualified domestic relations orders (QDROs); and (IV) all certificates issued in accordance with the terms of any contracts described in clauses (A), (B), and
(C)(I) through (C)(III) above (including, in all cases, all supplements, endorsements, riders and ancillary agreements in connection therewith); and (D) the AFLIAC Ready Access Program, including as to each of the foregoing all rights, liabilities, obligations and reserves arising under or related to the Insurance Contracts, (ii) the rights and obligations of the Reinsurer or FAFLIC, as applicable, under the Transamerica Reinsurance Agreements and the VUL TPA Agreements and (iii) the rights and obligations of the Reinsurer under the Core Coinsurance Agreement, the Core Administrative Services Agreement, and any other agreements, contracts, leases, subleases and other arrangements (other than the SPA and the Ancillary Agreements) that are related to the Core Business.

"CORE COINSURANCE CLOSING DATE" shall have the meaning set forth in the Preamble.

"DAILY STATEMENT" shall have the meaning set forth in Section 6.03(a).

"DISPUTED ITEM" shall have the meaning set forth in Section 8.02(e).

"EFFECTIVE DATE" shall have the meaning set forth in Section 2.01.

"ELIGIBLE ASSETS" shall have the meaning set forth in Section 5.01(d).

"ESTIMATED BOOK VALUE" shall mean, as to any Investment Asset, the carrying value thereof on the books of FAFLIC for statutory statement blank purposes to be estimated in good faith by FAFLIC as of the Effective Date.

"EXCLUDED COLI INSURANCE CONTRACTS" shall mean any leveraged and "janitor" COLI insurance policies.

"EXTRA CONTRACTUAL OBLIGATIONS" shall mean all liabilities and obligations arising under, relating to or in connection with the Contracts, exclusive of liabilities or obligations arising under the express terms and conditions of the Contracts, but including, without limitation, any liabilities or obligations for fines, toll charges, forfeitures, penalties, actual, consequential, compensatory, exemplary, punitive, emotional distress, special or other form of extra-contractual damages, which liabilities or obligations arise from any real or alleged act, error or omission, whether or not intentional, negligent, in bad faith or otherwise, relating to (i) the design, marketing, sale, underwriting, production, issuance, delivery, cancellation or administration (including, without limitation, failure to administer in accordance with Sections 72(s), 7702 and 7702A of the Code or any other provision of the Code or any other Applicable Law) of any of the Contracts, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under any of the Contracts, (iii) the failure to pay or the delay in payment, or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with any of the Contracts, or (iv) fraud or misrepresentation, or written or oral representations inconsistent with the written terms of a Contract.

        Notwithstanding the foregoing, Extra Contractual Obligations shall not include any liability or obligation of FAFLIC for which, in lieu of making payment under this Agreement, the Reinsurer, as a Buyer Indemnified Person (as defined in the SPA) with respect to such liability or obligation, has a right to seek indemnification under Article 10 of the SPA, but only to the extent of the amount of the payment the Reinsurer is actually entitled to receive under
Article 10 of the SPA, following submission of a claim, after giving effect to any applicable limitations on indemnification.

"FAFLIC" shall have the meaning set forth in the Preamble.

"FAFLIC TRUST ACCOUNT" shall have the meaning set forth in Section 5.01(b).

"FAFLIC TRUST AGREEMENT" shall have the meaning set forth in Section 5.01(c).

"FINAL AND BINDING" shall have the meaning set forth in Section 16.01(c).

"FINAL STATEMENT" shall have the meaning set forth in Section 8.02(d).

"GAAP" shall mean generally accepted accounting principles in the United States.

"GOVERNMENTAL ENTITY" shall mean any governmental or regulatory authority, agency, commission, court, tribunal, body or other governmental or quasi-governmental or self regulatory entity, or any arbitral body.

"INSURANCE CONTRACTS" means the life, annuity and supplemental policies, certificates and contracts, including policies sold to individuals on a group form, issued or reinsured, by the Reinsurer or FAFLIC and included in the Core Business, including as described on Schedule 1.01(a) hereto.

"INVESTMENT ASSETS" shall mean the portfolio of investment assets which were selected in the manner specified in Section 8.02(a).

"LIBOR" shall mean the London Interbank Offered Rate for deposits in United States dollars having a maturity of three months that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second London Banking Day before the date from and after which interest equal to LIBOR is owing under the applicable terms of this Agreement. If that London Interbank Offered Rate does not appear on Telerate Page 3750 at that time, then LIBOR will be determined on the basis of the rates at which deposits in United States dollars having a maturity of three months are offered by the Reference Banks to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that London Banking Day, as follows: the Reinsurer will request or cause to be requested the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, then LIBOR will be the arithmetic mean of those quotations. If only one such quotation is provided by the Reference Banks, then LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that London Banking Day (or if that London Banking Day is not a Business Day, on the next following Business
Day) by three major banks in The City of New York selected or caused to be selected by the Reinsurer for loans to leading European banks in United States dollars having a maturity of three months. For purposes of this definition, (a) "London Banking Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market, (b) "Telerate Page 3750" means the display designated as "Page 3750" on MoneyLine Telerate or such other page as may replace the 3750 page on that service or any successor service or services that may be nominated by the British Bankers' Association for the purpose of displaying the London Interbank Offered Rates of major banks for United States dollars, and (c) "Reference Banks" means four major banks in the London interbank market selected by Reinsurer.

"LOSS" shall have the meaning set forth in Section 12.01(a).

"MONTHLY STATEMENT" shall have the meaning set forth in Section 6.03(b).

"NET DAILY ADJUSTMENT" shall have the meaning set forth in Section 6.01.

"NON-GUARANTEED ELEMENTS" shall have the meaning set forth in Section 2.04(a).

"ORDER" shall mean any award, injunction, judgment, decree, settlement, order or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any Governmental Entity.

"PERSON" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"POST-EFFECTIVE DATE ACCOUNTING" shall have the meaning set forth in
Section 8.06.

"PRIME RATE" shall have the meaning set forth in Section 2.06(b) of the SPA.

"PROPOSED FINAL STATEMENT" shall have the meaning set forth in Section 8.02(d).

"PROPOSED POST-EFFECTIVE DATE ACCOUNTING" shall have the meaning set forth in
Section 8.06.

"REGISTERED SEPARATE ACCOUNTS" shall mean the separate accounts of FAFLIC identified as such on Schedule 1.01(b) hereto.

"REGULATION 114" shall have the meaning set forth in Section 5.01(c).

"REINSURANCE AGREEMENTS" shall mean all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which FAFLIC (to the extent included in the Core Business) or the Reinsurer is a ceding or assuming party and which are included in the Business (as defined in the SPA).

"REINSURANCE PERIOD" shall mean the period of time from and including the Effective Date of this Agreement through the termination of this Agreement.

"REINSURER" shall have the meaning set forth in the Preamble.

"REQUIRED BALANCE" shall mean, as of a date, one hundred and two percent (102%) of the applicable general account statutory reserves related to the Contract Liabilities, computed in accordance with applicable statutory reserving requirements.

"SAP" shall mean the statutory accounting principles and practices prescribed or permitted by the applicable Insurance Regulators (as defined in the SPA).

"SELLER" shall have the meaning set forth in the Recitals.

"SEPARATE ACCOUNTS" shall mean the Registered Separate Accounts and the Unregistered Separate Accounts.

"SEPARATE ACCOUNT LIABILITIES" shall mean liabilities and obligations in respect of the Contracts that are allocated to the Separate Accounts.

"SPA" shall have the meaning set forth in the Recitals.

"STATEMENT" shall have the meaning set forth in Section 6.03(c).

"TAX" shall have the meaning set forth in the SPA.

"TRANSAMERICA REINSURANCE AGREEMENTS" shall mean the reinsurance agreements, effective January 1, 1998 and January 1, 1999, respectively, between Transamerica Occidental Life Insurance Company ("Transamerica") and FAFLIC, pursuant to which FAFLIC reinsures certain individual variable universal life insurance policies of Transamerica.

"TRIGGERING EVENT" shall constitute either of the following occurrences:

    (a) if the Reinsurer files an RBC Report that indicates that its Total adjusted capital is less than 125% of its Company Action Level RBC, as each such term is defined in 211 Code of Massachusetts Regulations 20.01 (211 CMR 20.01); or

    (b) if the Reinsurer, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors, including, without limitation, any state insolvency or rehabilitation statutes (collectively, "BANKRUPTCY LAWS"):

        (i)     commences a voluntary case or proceeding;

        (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

        (iii) consents to the appointment of a custodian of it or for all or for a substantial part of its property;

        (iv)    makes a general assignment for the benefit of its creditors; or

        (v) fails to contest any involuntary case or proceeding filed against it within the time period fixed by any applicable rules, and any extensions granted by the court where such involuntary case or proceeding is pending;

    (c) If a court of competent jurisdiction enters an order or decree against the Reinsurer under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

        (i) is for relief against the Reinsurer in an involuntary case or proceeding;

        (ii) appoints a custodian of the Reinsurer or a custodian for all or for a substantial part of the property of the Reinsurer; or

        (iii)   orders the liquidation of the Reinsurer.

"TRUSTEE" shall have the meaning set forth in Section 5.01(b).

"UNREGISTERED SEPARATE ACCOUNTS" shall mean the separate accounts of FAFLIC identified as such on Schedule 1.01(b) hereto.

"VUL TPA AGREEMENTS" means the third-party administrative services agreements between (i) AFLIAC and Connecticut Mutual Life Insurance Company, effective November 1, 1997, and (ii) the Reinsurer and Transamerica, effective January 1, 1999.

                                                                       EXHIBIT B

                            FORM OF TRUST AGREEMENT

                                                                       EXHIBIT B

                             FAFLIC TRUST AGREEMENT

                                  by and among

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                                       and

                              THE BANK OF NEW YORK

                         Dated as of December 30, 2005

                             FAFLIC TRUST AGREEMENT

        THIS FAFLIC TRUST AGREEMENT (this "Agreement") is made and entered into as of December 30, 2005, by and among FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, a Massachusetts stock insurance company (the "Beneficiary"), ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY, a Massachusetts stock insurance company (the "Grantor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                                   WITNESSETH

        WHEREAS, the Grantor desires to convey and transfer certain assets to the Trustee for deposit into a trust account;

        WHEREAS, the Trustee is willing to act as the trustee of the trust account under the terms and conditions specified herein; and

        WHEREAS, the FAFLIC Trust Account (as defined below) is intended to be a grantor trust of which the Grantor is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I.

                 PROVISIONS RELATING TO THE FAFLIC TRUST ACCOUNT

Section 1.01. The Grantor hereby establishes and creates a trust account (the "FAFLIC Trust Account") with the Trustee at the Trustee's office in the United States at 101 Barclay St., 8W, New York, New York 10286, upon the terms and conditions hereinafter set forth. The FAFLIC Trust Account established hereunder is for the benefit of the Beneficiary and the assets deposited therein shall be subject to withdrawal by the Beneficiary as provided herein. As used herein, the term "Beneficiary" shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.

Section 1.02. The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such funds and other property as the Grantor from time to time may transfer or remit to or vest in the Trustee or place in the Trustee's hands or under the Trustee's control, or as otherwise deposited in the FAFLIC Trust Account and to hold, invest, reinvest, manage and dispose of the same in the manner and according to the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained as a trust account, separate and distinct from all other assets.

                (a) The Trustee may hold the trusteed assets in its vaults or may hold on deposit portions of such assets with depositories or subcustodians that provide handling, clearance or safekeeping services. To the extent the Trustee is responsible for the selection of any agents or brokers, the Trustee shall remain liable to the Beneficiary for such agents' acts or omissions to the same extent as if the assets held in the FAFLIC Trust Account were held directly. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker chosen by the Trustee at the instruction of either the Beneficiary or the Grantor.

                (b) The Trustee shall also have the right to hold property on an uncertificated basis with the issuer or in book-entry form or at any other location within the State of New York. The Trustee will use the same care with respect to the safekeeping of assets held in the FAFLIC Trust Account as it uses in respect of its own similar property.

Section 1.03. Assets deposited in the FAFLIC Trust Account and investments and reinvestments thereof shall consist only of currency of the United States of America, certificates of deposit issued by a United States bank and payable in currency of the United States of America and investments of the types permitted by New York Insurance Department Reg. 114(11 NYCRR Part 126) or any successor provision thereto, provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Beneficiary or the Grantor ("Eligible Assets"). Any deposit or investment direction by the Grantor (as provided for in Section 1.08 below) or substitution (as provided in Section 1.09 below) shall constitute certification by the Grantor to the Trustee that the assets so deposited or to be purchased pursuant to such investment direction or so substituted are Eligible Assets. The Trustee shall not be responsible for the value of the assets or for determining whether any assets in the FAFLIC Trust Account are or continue to be Eligible Assets.

Section 1.04. Any asset received by the Trustee which, together with any accompanying transfer documents, is not in such form that, whenever necessary, the Trustee may negotiate such asset without the consent or signature of the Grantor or any other person or entity shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

Section 1.05.   (a)     The Trustee is authorized to transfer into the name of
                        nominees selected by it all registered securities from time to time held under this Agreement. The Trustee shall be responsible for the acts of its nominee with respect to such securities.

                (b) The Trustee is authorized, without further instructions, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice. The Trustee shall have no duty to notify the Grantor or the Beneficiary of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Trustee shall forward to the Grantor and the Beneficiary any notices or other documents subsequently received in regard to any such security. The Trustee shall maintain securities received in bearer form in such form unless instructed by the Grantor to exchange such securities for securities in registered form.

                (c) Where redemption options, tenders or other like rights with respect to securities have fixed expiration dates, the Grantor understands that in order for the Trustee to act, the Trustee must receive the Grantor's instructions at its offices, addressed as the Trustee may from time to time request, by no later that 9:00 a.m. (the Trustee's local time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Trustee may notify the Grantor). Absent the Trustee's timely receipt of such instruction, such instruments will expire without liability to the Trustee unless the Trustee did not, with due diligence, provide the Grantor with timely and appropriate information.

Section 1.06.   (a)     All dividends, interest and other income resulting from
                        the investment of the assets in the FAFLIC Trust Account shall be the property of the Grantor. To the extent that the Trustee shall collect and receive such income from the FAFLIC Trust Account, it shall promptly pay over the amount of such income to the Grantor or, at the Grantor's option, deposit the amount of such income into an account established in the Grantor's name; provided, however, that except as provided in subsection (b) below the Trustee shall have no obligation with respect to the collection of such income.

                (b) From time to time, the Trustee may elect, but shall not be obligated, to credit the FAFLIC Trust Account with the amount of interest, dividends or principal payments due on assets in the FAFLIC Trust Account before actually receiving such payments from a pay or, central depository, broker or other agent employed by the Grantor or the Trustee. Any such crediting shall be at the Grantor's sole risk, and the Trustee shall be authorized to reverse any such credit in the event it does not receive good funds from the payor, central depository, broker or agent. The Trustee shall not be required to enforce collection by legal means or otherwise of any such payment, but shall use reasonable diligence to make all such collections as may be effected in the ordinary course of business

                (c) It is understood that the Trustee is not required to make advances of cash, securities or any other property on behalf of the FAFLIC Trust Account, or permit overdrafts in the FAFLIC Trust Account, in connection with the acquisition or disposition of assets in the FAFLIC Trust Account.

Section 1.07. The Grantor directs the Trustee not to disclose the Grantor's name, address and securities positions to issuers of securities held in the FAFLIC Trust Account, pursuant to SEC rules implementing The Shareholder Communications Act of 1985. The Grantor's address is as set forth on the signature page hereof. Under the penalties of perjury, the Grantor and the Beneficiary each certify that their respective Taxpayer Identification Numbers set forth on the last page hereof are correct and that the Grantor and the Beneficiary each are not subject to "backup withholding" under section 3406(a)(1)(c) of the Code. The Grantor and the Beneficiary agree to notify the Trustee immediately in writing of any change in the information set forth in this paragraph.

Section 1.08. The Trustee shall not invest or reinvest the assets in the FAFLIC Trust Account, except on written instructions from the Beneficiary. The Trustee shall invest and reinvest the FAFLIC Trust Account, or any part thereof, in such Eligible Assets as may be permitted by this Agreement. The Trustee shall execute any direction to buy or sell securities and settle securities transactions itself or through a duly licensed broker or agent. The Trustee shall not be responsible for any act or omission, or the solvency, of any such broker or agent unless the act or omission is the result of the Trustee's negligence, willful misconduct or lack of good faith. Any loss incurred from any investment directed by the Beneficiary shall be borne exclusively by the FAFLIC Trust Account.

Section 1.09. The Trustee shall not substitute or withdraw any assets from the FAFLIC Trust Account, except on written instructions from the Beneficiary.

Section 1.10. The Grantor shall have the full and unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the FAFLIC Trust Account.

Section 1.11. The Beneficiary shall have the right to withdraw assets from the FAFLIC Trust Account at any time and from time to time, without notice to the Grantor, subject only to written notice from the Beneficiary to the Trustee. Requests for withdrawals from the FAFLIC Trust Account shall be made pursuant to a withdrawal form substantially in the form contained in Exhibit "A" annexed hereto. No other statement or document need be presented by the Beneficiary in order to withdraw assets, except that the Beneficiary shall be required by the Trustee to acknowledge receipt of withdrawn assets. Upon written demand of the Beneficiary, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the assets held in the FAFLIC Trust Account to the Beneficiary or any other party designated by the Beneficiary and to deliver physical custody of such assets to the Beneficiary or such other party; provided, that, with respect to deposit or other accounts in other banks or with respect to book-entry securities, the Trustee shall execute the written directions of the Beneficiary with respect to the transfer, deposit or other disposition of the withdrawn assets. The Trustee shall be protected in relying upon any written demand of the Beneficiary for such withdrawal and on any statement made therein. In the absence of a withdrawal form or other written authorization from the Beneficiary, the Trustee shall allow no withdrawals or substitutions of assets from the FAFLIC Trust Account; provided, however, that the foregoing requirement shall not be deemed to prohibit substitutions permitted by Section 1.09.

Section 1.12.   (a)     The Trustee will provide the Grantor and the Beneficiary
                        with a Schedule of assets and Transaction Statements showing all transactions in the FAFLIC Trust Account upon its inception and, thereafter, as of the end of each month. Such Schedules and Statements shall be given as soon as practicable, but in no event later than 15 days after such date. Unless the Grantor or the Beneficiary files with the Trustee a written exception, or claim of noncompliance with the Grantor's instructions, within one year of the closing date of the period covered by such Schedules or Statements, the Grantor and the Beneficiary will be conclusively deemed to have waived any such exception or claim.

                (b) The Trustee shall furnish to the Grantor and the Beneficiary notice of any deposits to or withdrawals from the FAFLIC Trust Account within ten (10) calendar days of the occurrence of such event.

                                  ARTICLE II.

                       PROVISIONS RELATING TO THE TRUSTEE

Section 2.01 The Trustee shall be a bank that is a member of the Federal Reserve System of the United States of America or a New York state-chartered bank and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

                (a) The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, at such rate as may be agreed from time to time in writing between the Grantor and the Trustee. The Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The FAFLIC Trust Account shall not be utilized for the payment of such fees and expenses. The Trustee may, however, deduct any unpaid fees and expenses from any dividends, interest and other income of the FAFLIC Trust Account received by the

                        Trustee before payment to the Grantor pursuant to
                        Section 1.06(a). The Grantor and the Beneficiary hereby acknowledge that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement.

                (b) The Grantor indemnifies the Trustee against and holds it harmless from any claim, loss, liability, damage, cost or expense (including reasonable attorneys' fees and expenses), incurred or made without negligence, willful misconduct or lack of good faith on the Trustee's part, arising out of or in connection with the Trustee's performance of its obligations under this Agreement. This indemnity shall survive the termination of this Agreement or the Trustee's resignation or discharge.

Section 2.02.   [Intentionally Omitted.]

Section 2.03. The Trustee shall be liable for the safekeeping and administration of the FAFLIC Trust Account in accordance with provisions of this Agreement. The duties and obligations of the Trustee shall be only those specifically set forth in this Agreement, and the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing, the Trustee shall not have any duty: to appear in or defend any suit with respect thereto unless requested by the Grantor or the Beneficiary in writing and indemnified to the Trustee's satisfaction; to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of assets in the FAFLIC Trust Account; with respect to any assets in the FAFLIC Trust Account as to which default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action, to provide notification of the solvency, financial condition or legal ability, or to be responsible for the consequences of insolvency or the legal inability, of any broker, dealer, bank or other agent employed by the Grantor or the Trustee with respect to the assets in the FAFLIC Trust Account, except to the extent that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity; to be responsible for the accuracy of any securities information, market values or other similar information provided by third-party services to which the Trustee subscribes or which the Trustee engages, which information is provided to the Grantor or the Beneficiary in statements or otherwise, or upon which the Trustee relies in performing pursuant to this Agreement, or upon which the Grantor or the Beneficiary relies; or to be responsible for the failure to redeem any called bond or take any other action if notice of such call or action was not provided by any services to which it subscribes, unless the Trustee has been negligent in the selection of any such service. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith or to the extent provided for in the prior sentence.

Section 2.04. Unless otherwise provided in this Agreement, the Trustee is authorized to comply with and rely upon all written instructions, directions, notices and other communications furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor and the Beneficiary, including, without limitation, instructions, directions, notices and other communications given by letter, electronic media or facsimile, if the Trustee reasonably believes such instructions, directions, notices and other communications to be genuine and to have been signed or presented by the proper party or parties. With respect to the facsimile method of giving instructions, directions, notices and communications, the Grantor and the Beneficiary acknowledge that there are more secure methods of sending instructions, directions, notices and communications but have nevertheless elected to use such method of communication, provided, however, that the relevant party shall acknowledge receipt of such facsimile. In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions, directions, notices and other communications from any attorney-in-fact. All notices provided to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

Section 2.05.   [Intentionally Omitted.]

Section 2.06    (a)     Except where otherwise expressly provided in this
                        Agreement, any statement, certificate, notice, request, consent, approval or other instrument to be delivered or furnished by or on behalf of the Grantor and/or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor and/or the Beneficiary by an officer or agent of the Grantor. The Trustee shall be protected in acting upon any written statement or other instrument made by such officer or agent of the Grantor and/or the Beneficiary with respect to the authority conferred on him.

                (b) The Trustee shall be under no obligation to determine whether or not any instruction given by the Grantor and/or the Beneficiary are contrary to any provision of law.

Section 2.07 No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.

Section 2.08 The Trustee shall keep full and complete records of the administration of the Trust. Any person or persons duly authorized in writing by the Grantor and/or the Beneficiary may examine such records at any time during business hours.

Section 2.09.   (a)     The Trustee hereby accepts the Trust herein created and
                        declared upon the terms herein expressed.

                (b) The Trustee may resign, by written resignation, effective not less than ninety (90) days after receipt thereof by the Grantor and the Beneficiary, and the Grantor may remove the Trustee at any time, without assigning any cause therefor, by the delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of the notice, provided that no such resignation or removal shall be effective until a successor Trustee has been duly appointed and approved by the Beneficiary and the Grantor and has accepted such appointment and all assets in the FAFLIC Trust Account have been duly transferred to such successor Trustee. In case of the appointment of a successor Trustee, all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor Trustee and every successor Trustee shall succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor.

Section 2.10. Upon the written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, its agents or employees, or independent auditors designated by the Grantor or the Beneficiary to examine, audit, excerpt, transcribe and copy, during normal business hours, any books, documents, papers and records relating to the FAFLIC Trust Account or the assets in the FAFLIC Trust Account.

                                  ARTICLE III.

                                 MISCELLANEOUS

Section 3.01 The FAFLIC Trust Account and this Agreement shall be effective until terminated by sixty (60) days' advance written notice sent to the Trustee by the Grantor. Written notice of termination shall be delivered by the Trustee to the Beneficiary at least thirty (30) days, but not more than forty-five (45) days, prior to termination of the FAFLIC Trust Account. Upon the date of termination of this Agreement, the Trustee shall, at the Grantor's discretion and with the Beneficiary's written consent, transfer, pay over and deliver to the Grantor, in exchange for a written receipt from the Grantor, all of the assets of the FAFLIC Trust Account not previously withdrawn by the Beneficiary.

Section 3.02 THE PROVISIONS AND VALIDITY AND CONSTRUCTION OF THIS AGREEMENT AND ANY AMENDMENTS HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, AND THE FAFLIC TRUST ACCOUNT CREATED HEREUNDER SHALL BE ADMINISTERED IN ACCORDANCE WITH THE INTERNAL LAWS OF

                SAID STATE. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN
                ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY,
                ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Section 3.03 This Agreement may be amended at any time by a written agreement signed by the Grantor, the Beneficiary and the Trustee.

Section 3.04 This Agreement is not subject to any conditions or qualification outside this Agreement.

Section 3.05 In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Agreement.

Section 3.06 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

Section 3.07 This Agreement may not be assigned by any party without the prior written consent of the other parties, and any such attempted assignment shall be void. This Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

Section 3.08 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including but not limited to earthquakes, fires, floods, wars, civil or military disturbances, sabotage, riots, acts of civil or military authority or governmental actions. The Trustee shall promptly notify the Grantor and the Beneficiary of the existence of any circumstance causing any such failure or delay in the performance of its obligations under this Agreement and the effect on its ability to perform its obligations and the Trustee shall undertake all reasonable efforts to mitigate the impact of such circumstances on the Grantor and the Beneficiary. If such failure or delay in performance endures for more than sixty (60) days, the parties shall meet and review in good faith the desirability and conditions of this Agreement, and the Grantor and the Beneficiary may determine to terminate this Agreement without liability to the Trustee.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

By:
   ---------------------------------------------

Title:
      ------------------------------------------

Address:
        ----------------------------------------

------------------------------------------------

Taxpayer Identification No.:
                            --------------------


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:
   ---------------------------------------------

Title:
      ------------------------------------------

Address:
        ----------------------------------------

------------------------------------------------

Taxpayer Identification No.:
                            --------------------


THE BANK OF NEW YORK

By:
   ---------------------------------------------

Title:
      ------------------------------------------

Address:
        ----------------------------------------

------------------------------------------------

                                  EXHIBIT "A"

                             REQUEST FOR WITHDRAWAL
                           FROM FAFLIC TRUST ACCOUNT

    First Allmerica Financial Life Insurance Company, as the Beneficiary under the FAFLIC Trust Agreement dated December 30, 2005, among itself, Allmerica Financial Life Insurance And Annuity Company, as the Grantor, and The Bank of New York, as the Trustee, requests and authorizes the Trustee (1) to withdraw the amount or other property described below from FAFLIC Trust Account # ________________, (2) to transfer such amount or property and (3) if applicable, to sell the property described below to fund the withdrawal and transfer of any such amount, in each case in accordance with the directions set forth below:


    1.  PROPERTY TO BE WITHDRAWN AND TRANSFERRED:

        Amount: $
                 ------------------------------------------

       or Property:
                    ---------------------------------------

    2.  TRANSFER DIRECTIONS:

        Transferee:
                   ----------------------------------------

        Location of Account:
                            -------------------------------

        Account No.:
                    ---------------------------------------

    3.  PROPERTY TO BE SOLD:

        Property:
                 ------------------------------------------


Date:
     --------------------------


                                                  FIRST ALLMERICA FINANCIAL LIFE
                                                  INSURANCE COMPANY


                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------

                                                                       EXHIBIT C

                                  TAX ELECTION

FAFLIC and the Reinsurer hereby make an election pursuant to Treasury Regulations Section 1.848-2(g)(8), issued pursuant to Section 848 of the Code. This election shall be effective for the Tax year during which the Effective Date falls and all subsequent taxable years for which this Agreement remains in effect. Unless otherwise indicated, the terms used in this Exhibit are defined by reference to Treasury Regulations Section 1.848-2 as in effect on the Core Coinsurance Closing Date. As used below, the term "PARTY" or "PARTIES" shall refer to FAFLIC or the Reinsurer, or both, as appropriate.

1. The party with the net positive consideration with respect to the transactions contemplated under this Agreement for any taxable year covered by this election will capitalize specified policy acquisition expenses with respect to such transactions without regard to the general deductions limitation of Section 848(c)(1) of the Code.

2. The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as is otherwise required by the Internal Revenue Service. The exchange of information each year will include the procedures set forth below:

        (a) By June 1 of each year, the Reinsurer will submit a schedule to FAFLIC of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an authorized representative of the Reinsurer stating the amount of the net consideration the Reinsurer will report in its Tax return for the preceding calendar year.

        (b) Within thirty (30) days of FAFLIC's receipt of the Reinsurer's calculation, FAFLIC may contest such calculation by providing an alternative calculation to the Reinsurer in writing. If FAFLIC does not notify the Reinsurer that it contests such calculation within said 30-day period, the calculation will be presumed correct and FAFLIC shall also report the net consideration as determined by the Reinsurer in FAFLIC's Tax return for the preceding calendar year.

        (c) If FAFLIC provides an alternative calculation of the net consideration pursuant to clause (b), the parties will act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days of the date the Reinsurer receives the alternative calculation from FAFLIC. When FAFLIC and the Reinsurer reach agreement on an amount of net consideration, each party shall report the applicable amount in their respective Tax returns for the preceding calendar year.

(3) Each party should attach a schedule to its federal income tax return for the year in which the Effective Date falls, which schedule identifies this Agreement and references this Tax Election.

                                              Agreed and accepted:

                                              FIRST ALLMERICA FINANCIAL LIFE
                                              INSURANCE COMPANY


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              ALLMERICA FINANCIAL LIFE INSURANCE
                                              AND ANNUITY COMPANY


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                                                SCHEDULE 1.01(a)

                              INSURANCE CONTRACTS

I. Annuity Contracts*

     POLICY FORM       MARKETING OR PRODUCT NAME
     -----------       -------------------------
     A300l-75          75 series elective pay
     A3002-75          75 series elective pay
     A3003-75          75 series single pay
     A3004-75          75 series single pay
     A3005-75          75 Elect Payment Fixed
     A3006-75          75 Elect Payment Fixed
     A3007-78          Colonial AVA (single pay)
     A3008-78          78 Single Pay Fixed
     A3009-78          78 Single Pay Fixed
     A30l0-79          79 Elect Payment Fixed
     A3011-79          79 Elect Payment Fixed
     A3012-79          78/79 series elective pay
     A30l3-79          78/79 series elective pay
     A30l4-79          78/79 series single pay
     A30l5-79          78/79 series single pay
     A3016-84          Exec Ann Single Pay Fixed
     A3017-86          Exec Ann II - Single Pay Fixed
     A30l8-9l          Exec Annuity Plus 91 (3)
     A3019-92          Delaware Medallion I
     A3020-92          Allmerica Select Resource I
     A3021-93          Exec Annuity Plus 93
     A3022-93          Delaware Medallion II
     A3023-95          Pioneer Vision 1
     A3025-96          Allmerica Advantage, Allmerica Select Resources II,
                       Delaware Medallion III, Pioneer Vision 2, Scudder
                       Gateway Elite
     A3026-96          Scudder Gateway Custom
     A3027-98          Kemper Advisor, Pioneer C- Vision, Select Charter
     A3028-99          Delaware Golden Medallion, Pioneer Xtra Vision,
                       Scudder Gateway Plus, Select Reward
     A3029-99          Allmerica Immediate Advantage
     A3030-99          Allmerica Value Generation, Directed Advisory
                       Solutions
     A3031-99          Allmerica Select Acclaim

----------
*This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

      A3035-00         Kemper SBD with EDB, Scudder Gateway Incentive
      A3036-01         Allmerica Premier Choice
      A3037-02         Allmerica Optim-L
      A3038-02         Gateway Plus II
      AVA-FP-67        67 series elective pay
      AVA-FP-69        69 series elective pay
      AVA-SP-67        67 series single pay
      AVA-SP-69        69 series single pay
      AVA-ST-67        67 series stipulated pay
      VFR--68          67 series group elective (GA)
      VFS--68          67 series group elective (GB), Flexible Fixed (84-92)

                       PRINCIPAL RIDERS AND ENDORSEMENTS*

                                              LIBERALIZATION OF       LIVING BENEFIT
                                             SURRENDER CHARGES OR   (ACCELERATED DEATH     PREMIUM TAX
              DEATH BENEFITS                  WITHDRAWAL RIGHTS          BENEFIT)          ENDORSEMENT
------------------------------------------   --------------------   ------------------   ---------------
3134-79    3260-99    3290-01    3309-02           3167-82               VAB9-94            3230-92
3197-84    3263-99    3291-00    3311-02           3168-82               2001-91            3232-92
3198-84    3264-99    3292-00    3312-02           3169-82               246-92             3240-92
3231-92    3265-99    3293-00    3313-02           3170L-88              249-94             3241-92
3235-92    3266-99    3303-02    3314-02           3173L-88                                 3242-92
3249-96    3271-99    3304-02    3315-02           3174L-90            Annuitization        3243-92
3260-99    3272-99    3305-02    3316-02           3239-96               A3104-74
3301-00    3273-99    3306-02    3317-02           3244-96               A3259-99        IRA Endorsement
3240-01    3288-00    3307-02    3318-02                                 A3268-99           3199-92
3241-01    3289-01    3308-02                                            A3269-99           3261-98

TSA Endorsement -- 3166-81 and 3250-96

Miscellaneous

3150-80         Guaranteed Interest on General Account              3252-97       HO/BIP
3181-83         Qualified Annuities - Separate Account Usage        3262-99       15 Day Money Market Endorsement
3183-83         Qualified Annuities - Separate Account Usage        END 4002-98   NY Automatic Reallocation Endorsement
3184-83         Non-Qualified Annuities - Separate Account Usage    3267-99       MAF: Rider
3201-84         General Endorsement - SEC Exemption 27(c)(i)        3270-99       APR Rider
3214-85         Loan Privilege                                      3274-99       Group/Employee Endorsement
3215-85         Loan Privilege                                      3275-99       Group/Employee Endorsement
3237-93         Elective Payment Endorsement                        3276-99       Qualified Contracts Endorsements
3245-96         Waiver of Surrender Charges                         3297-00       Group Policy Endorsement
3246-96         Disability Rider/Waiver of Surrender                3298-00       Kemper Value Enhancement Endorsement
3247-96         Disability Rider/Waiver of Surrender                3319-99       Discount Rider
3248-96         Living Benefits Rider                               8054-95       Name Change

----------
*This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

    II. Variable Life Contracts*

POLICY FORM      MARKETING OR PRODUCT NAME
-----------      -------------------------
1018-87          VEL 87
1018-91          VEL 91
1018-93          VEL 93
1023-93          VEL PG/VEL Plus
1026-94          Select Variable Inheritage
1027-95          Select Life
1029P-94         Group VEL
1029C-94
1030-96          Agency SPVUL 2nd-to-die, Agency SPVUL Single Life, Select SPVUL
                 2nd to-die, Select SPVUL Single Life, SPL II
1031-97          Transamerica VUL
1032-98          Transamerica SPVUL
1033-99          CPA, IMO, Scudder VEL, Select Life Plus, VEL 2001
1034-99          Survivorship VUL
1035-99          Canada Life
1037-99          PPVUL (Group)
1039-99          PPVUL (Individual), First Union, Transamerica SPVUL 2nd to die,
                 Transamerica SPVUL Single Life, Transamerica VEL

PRINCIPAL RIDERS AND ENDORSEMENTS*

   LIVING BENEFIT
    (ACCELERATED                                GUARANTEED DEATH
   DEATH BENEFIT)        WAIVER OF PREMIUM       BENEFITS RIDERS      OTHER INSURED RIDER     EXCHANGE OPTION RIDERS
--------------------   --------------------   --------------------   --------------------  -----------------------------
     END 239-91              1074-86                1091-97                1067-86                    1069-87
      1089-95                1086-94                1099-97                1081-94                    1090-95
      6005-96               CL1O86-99                10490                 1088-95                    VEOP-94
     CL1089-99              TA1094-97              CL1099-99              CL1088-99                   1084-94
     TA1101-98               VDBR-94               TA1100-98               VOIR-94
     TA1O93-97               1085-94               TA1098-97             FUIT 1088-99       Children's Insurance Riders
      VAB9-94              FUIT 1086-99           FUIT 1099-99                                        1068-84
      2001-91                 250-95                                                                  1068-95
      246-92                                                                                         TA1096-97
      249-94                                                                                          1082-94

----------
* This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

                     REFUND OF SALES
   TERM LIFE      LOAD/EXCHANGE TO TERM      GUARANTEED      ACCIDENTAL DEATH
INSURANCE RIDERS     INSURANCE OPTION    INSURABILITY RIDER      BENEFITS      1035 EXCHANGE RIDERS
----------------  ---------------------  ------------------  ----------------  --------------------
    1103-99            END 268-97            1066-86            1063-83             8056-96
   CL1103-99           END 270-97            1087-95            1080-94            TA1102-98
    ll05P-00           END 283-99P          TA1097-97          CL1089-99
    1078-92                                  UGIR-94
    1092-96                                  1083-94

MISCELLANEOUS

230-86       Under 18 Non-Smoker Notice
236-88       Limitation of Liability
237-90       Interest Rate
238-90       Interest Rate
241-91       War Exclusion
242-91       Increase and Earn Exchange
243-91       EL & Endorsement
244-91       Guideline Premium Sum Insured
247-93       VEL & Payor Endorsement
251-95       Minimum Sum Insured Table Endorsement
257-95       Group Variable Universal Life
259-96       Cash Value Test
269-97       Cash Value Accumulation Test
295-01       Loan Interest Endorsement(1033-99)
296-01       Loan Interest Endorsement(1034-99)
289-00       Group Private Placement Endorsement
290-00       Group Private Placement Endorsement
291-00       Policy Loan and Death Benefit Endorsement
293-01       Policy Loan and Partial Withdrawal Endorsement
1079-94      Four Year Term Rider
1076-89      Policy Split Option
1104-99      Survivor Term
END 260-96   Preferred Loan Provision
END 264-96   TSA Endorsement
END 263-96   Paid Up Insurance Benefit
252-95       Name Change

----------
* This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

                                                                SCHEDULE 1.01(b)

                               SEPARATE ACCOUNTS

REGISTERED SEPARATE ACCOUNTS

Annuity Products:

      Separate Account VA-P
      Separate Account KGC
      Separate Account KG
      Separate Account VA-K
      Fulcrum Separate Account
      Allmerica Select
      Separate Account I

Life Products:

      VEL Account II
      Separate Account SPVL
      Group VEL Account
      Inheiritage Account
      Allmerica Select Separate Account II
      Separate Account IMO

UNREGISTERED SEPARATE ACCOUNTS

      SEP ACCT A
      SEP ACCT B
      SEP ACCT C
      SEP ACCT D
      SEP ACCT H
      SEP ACCT J
      SEP ACCT Y (Y FUNDS)

                                                                   SCHEDULE 4.01

                          REQUIRED REGULATORY APPROVALS

New York Department of Insurance
Division of Insurance of the Commonwealth of Massachusetts

                                                               SCHEDULE 10.01(a)

                    REQUIRED THIRD PARTY REINSURANCE CONSENTS

1. Underlying Reinsurance Agreements (Retrocession) on the 40% assumed co-insurance business with Transamerica (Tribute):

        Reinsurance Agreement between RGA Reinsurance Company and FAFLIC effective January 1, 1998

        Reinsurance Agreement between The Lincoln National Life Insurance Company and FAFLIC effective January 1, 1998

        Reinsurance Agreement between Munich American Reassurance Company and FAFLIC effective January 1, 1998

        Reinsurance Agreement between Employers Reassurance Corporation and FAFLIC effective January 1, 1998

        Reinsurance Agreement between Security Life of Denver Insurance Company and FAFLIC effective January 1, 1998

        Reinsurance Agreement between Swiss Re Life and Health America, Inc. and FAFLIC effective January 1, 1998

2. Underlying Reinsurance Agreements (Retrocession) on the 40% assumed co-insurance business with Transamerica (Lineage):

        Reinsurance Agreement between RGA Reinsurance Company and FAFLIC effective May 1, 1999 (Joint Life)

        Reinsurance Agreement between RGA Reinsurance Company and FAFLIC effective May 1, 1999 (Single Life)

        Reinsurance Agreement between The Lincoln National Life Insurance Company and FAFLIC effective May 1, 1999

        Reinsurance Agreement between Munich American Reassurance Company and FAFLIC effective May 1, 1999

        Reinsurance Agreement between Employers Reassurance Corporation and FAFLIC effective May 1, 1999

        Reinsurance Agreement between Allianz Life Insurance

        Company of North America and FAFLIC effective May 1, 1999

        Reinsurance Agreement between Swiss Re Life and Health America, Inc. and FAFLIC effective May 1, 1999

        Reinsurance Agreement between Swiss Re Life and Health America, Inc. and FAFLIC effective January 1, 1999.